Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Alliant Techsystems Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ALLIANT TECHSYSTEMS INC.
1300 Wilson Boulevard, Suite 400
Arlington, VA 22209-2307

June 14, 2013

Dear Stockholder:

        You are invited to attend the Annual Meeting of Stockholders of ATK (Alliant Techsystems Inc.), which will be held at 9:00 a.m. on Wednesday, July 31, 2013, at our headquarters, 1300 Wilson Boulevard, Suite 400, Arlington, Virginia.

        The Notice of Annual Meeting and Proxy Statement that follow describe the business to be conducted at the meeting.

        We have elected to take advantage of the "notice and access" rules of the Securities and Exchange Commission to furnish most of our stockholders with proxy materials over the Internet. These rules allow us to provide you with the information you need, while reducing printing and delivery costs.

        Your vote on the proposals is important. Whether or not you attend the meeting, we encourage you to vote your shares in order to make certain that you are represented at the meeting. You may vote over the Internet, as well as by telephone or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card.

        If you plan to attend the meeting, please let us know. See the Admission Policy on the next page for instructions on admission to the meeting.

        We look forward to seeing you at the Annual Meeting.

Sincerely,

Mark W. DeYoung President and Chief Executive Officer

Ronald R. Fogleman Chairman of the Board

 ADMISSION POLICY

        Stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting of Stockholders on July 31, 2013. To be admitted to the meeting, you must request an admission ticket. You may request an admission ticket by calling 952-351-3072, by e-mailing alliant.corporate@atk.com or by mailing a request to ATK at 7480 Flying Cloud Drive, Minneapolis, MN 55344-3720, Attn: Annual Meeting Ticket Request. Seating is limited. You may pick up your ticket at the registration table prior to the meeting. Please be prepared to show your photo identification. Please note that if you hold shares in "street name" (that is, through a bank, broker or other nominee), you will also need to bring a copy of a statement reflecting your share ownership as of the record date. If you attend as a representative of an entity that owns shares of record, you will need to bring proper identification indicating your authority to represent that entity.

i

ALLIANT TECHSYSTEMS INC.
1300 Wilson Boulevard, Suite 400
Arlington, VA 22209-2307

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Wednesday, July 31, 2013, at 9:00 a.m. eastern time
Place:	Alliant Techsystems Inc. headquarters 1300 Wilson Boulevard, Suite 400 Arlington, Virginia
Items of Business:

•

Elect eight directors.

•

Advisory vote to approve the compensation of ATK's named executive officers.

•

Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit the Company's financial statements for the fiscal year ending March 31, 2014.

•

Act upon a stockholder proposal described in the accompanying proxy statement, if the proposal is presented at the meeting.

•

Transact any other business that may properly be considered at the meeting or any adjournment of the meeting.

Record Date:	June 3, 2013
Voting by Proxy:
It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting in person, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section entitled "Questions and Answers About the Meeting and Voting" beginning on page 1 of this proxy statement or, if you requested to receive printed proxy materials, your enclosed proxy card. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.
Admission to the Meeting:	You will be admitted to the meeting only if you have a ticket and provide the proper documentation. See the Admission Policy on the previous page for instructions on obtaining a ticket.

By Order of the Board of Directors,

Scott D. Chaplin Secretary

June 14, 2013

ii

ALLIANT TECHSYSTEMS INC.
1300 Wilson Boulevard, Suite 400
Arlington, VA 22209-2307

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
July 31, 2013

GENERAL INFORMATION

        The Board of Directors of Alliant Techsystems Inc. is soliciting proxies to be used at the Annual Meeting of Stockholders to be held on July 31, 2013 and at any adjournment of the meeting. This proxy statement and the form of proxy, along with the Annual Report for the fiscal year ended March 31, 2013, are first being sent or given to stockholders on or about June 14, 2013.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

What am I voting on?

  •
  Election of eight directors currently serving on our Board of Directors.

  •
  Advisory vote to approve the compensation of ATK's named executive officers.

  •
  Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm to audit the Company's financial statements for the fiscal year ending March 31, 2014.

  •
  A stockholder proposal that is described later in this proxy statement, if the proposal is presented at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

        Stockholders can vote their shares of ATK common stock at the Annual Meeting if our records show that they owned their shares as of the close of business on June 3, 2013, which was the record date.

What constitutes a quorum at the Annual Meeting?

        On the record date, there were 32,201,468 shares of ATK common stock outstanding. This does not include 9,353,981 shares that were held in our treasury and cannot be voted. Each share is entitled to one vote. Holders of a majority of the shares outstanding must be present at the Annual Meeting in order for there to be a quorum. You will be considered present at the Annual Meeting if you are in attendance and vote your shares at the meeting, or if you have properly voted over the Internet or by telephone or submitted a properly completed proxy card.

How can I vote my shares without attending the Annual Meeting?

  •
  If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials or, if you requested to receive printed proxy materials, you can also vote by mail or telephone as instructed on the proxy card.

  •
  If you hold shares beneficially in street name, you may also vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials or, if you requested to receive printed proxy materials, you can also vote by mail or telephone by following the voting instruction card provided to you by your broker, bank, trustee or nominee.

  •
  If you hold shares in ATK's 401(k) Plan, please refer to the voting instructions that are provided to you. The Plan trustee will vote your shares as you instruct.

How can I vote my shares in person at the Annual Meeting?

  •
  Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the meeting.

  •
  If you are a stockholder of record, you may vote in person at the Annual Meeting.

  •
  If you hold shares beneficially in street name, you may vote in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares.

  •
  Shares held in ATK's 401(k) Plan cannot be voted in person at the Annual Meeting.

Can I change my vote?

        You can change your vote before the vote is taken at the Annual Meeting. If you are a stockholder of record, you can change your vote by:

  •
  voting over the Internet or by telephone at a later time, until 11:59 p.m. eastern time on July 30, 2013;

  •
  signing and delivering to our Corporate Secretary a written request to revoke your proxy vote;

  •
  signing and mailing a new, properly completed proxy card with a later date than your original proxy card; or

  •
  attending the Annual Meeting and voting in person.

        If you are not a stockholder of record, you must instruct the party that holds your shares of record for your account of your desire to change or revoke your voting instructions.

Will my shares be voted if they are held in nominee street name, such as by a broker, bank or other nominee?

        If you hold your shares in nominee street name, such as by a broker, bank or other nominee, and you do not provide voting instructions, your nominee will not be permitted to vote your shares in their discretion on the election of directors (Proposal 1), the advisory vote on executive compensation (Proposal 2), and the stockholder proposal (Proposal 4), but may still be permitted to vote in their discretion on the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current fiscal year (Proposal 3). Therefore, it is particularly important for street name holders to instruct their brokers as to how they wish to vote their shares.

How are votes counted?

        Your shares will be voted as you instruct, assuming that you have properly voted over the Internet or by telephone or that your properly signed proxy card is received in time to be voted at the Annual Meeting.

        If you are a stockholder of record and you do not indicate how you wish to vote on a proposal, your shares will be voted as follows on that proposal:

  •
  FOR all of the Board's nominees for election as directors (Proposal 1).

  •
  FOR the advisory vote on executive compensation (Proposal 2).

  •
  FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current fiscal year (Proposal 3).

  •
  AGAINST the stockholder proposal (Proposal 4).

        Shares held in ATK's 401(k) Plan will be voted by the Plan trustee as directed by participants. Shares for which the Plan trustee has not received voting instructions by the voting deadline or that have not been allocated to participant accounts will be voted by the Plan trustee in the same manner and proportion as it votes shares for which it received voting instructions.

How will abstentions and broker non-votes affect the quorum and voting?

  •
  If you withhold your vote on the election of directors or abstain from voting on the other proposals, you will still be considered present at the Annual Meeting for purposes of determining a quorum.

  •
  If you withhold your vote from a director nominee, this will reduce the number of votes cast for that nominee.

  •
  If you abstain from voting on Proposals 2, 3 and 4, your shares will still be considered in determining the vote required to approve the proposal, so you will be deemed to have voted against that proposal.

  •
  If shares are held in nominee street name, such as by a broker, and the nominee cannot vote the shares on a specific proposal because no voting instructions were received from the owner, the failure of the nominee to vote the shares is called a "broker non-vote." Broker non-votes will be considered present at the Annual Meeting for purposes of determining a quorum. However, broker non-votes will not be considered in determining the vote required to approve Proposals 1, 2 and 4, and will not be deemed to have voted against the proposal.

What vote is required to approve the proposals?

        If a quorum is present at the Annual Meeting:

  •
  The eight nominees for election as directors who receive the largest number of votes properly cast FOR the directors will be elected directors.

  •
  Each other proposal properly presented at the Annual Meeting requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the proposal at the Annual Meeting.

        Because your vote on Proposal 2 is advisory, it is non-binding on our Board of Directors. Although non-binding, the Personnel and Compensation Committee of the Board will take into account the results of this advisory vote, as applicable, when considering future executive compensation arrangements.

Who will tabulate the votes at the Annual Meeting?

        The Carideo Group, Inc., an investor-relations counseling firm based in Minneapolis, will provide inspectors of election to tabulate the votes cast before and at the Annual Meeting.

How will the solicitation of proxies be handled?

  •
  Proxies are being solicited primarily by Internet and mail, but proxies may also be solicited personally, by telephone, facsimile and similar means. Our directors, officers and other employees may help with the solicitation without additional compensation.

  •
  We have retained Georgeson Inc. to assist in the solicitation of proxies for a fee of $7,500 plus expenses.

  •
  We will reimburse brokers, banks and other custodians and nominees for their reasonable expenses in forwarding proxy solicitation materials to the owners of the shares they hold.

  •
  We will pay all other expenses of preparing, printing, and mailing or distributing the proxy solicitation materials.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of paper copies?

        In accordance with rules adopted by the Securities and Exchange Commission, we may furnish proxy materials to our stockholders by providing access to these documents on the Internet instead of mailing printed copies. You will not receive printed copies of the materials unless you request them. Instead, we mailed you the Notice of Internet Availability of Proxy Materials (unless you have previously consented to electronic delivery or already requested to receive paper copies), which instructs you as to how you may access and review all of the proxy materials on the Internet. The Notice of Internet Availability of Proxy Materials explains how to submit your proxy over the Internet. If you would like to receive a paper copy or e-mail copy of the proxy materials, please follow the instructions provided in the Notice of Internet Availability of Proxy Materials.

What other business may be brought up at the Annual Meeting?

  •
  Our Board of Directors does not intend to present any other matters for a vote at the Annual Meeting. The only stockholder proposal that can be presented at the Annual Meeting is the one included in this proxy statement as Proposal 4. No other stockholder has given the timely notice required by our Bylaws in order to present a proposal at the Annual Meeting. Similarly, no additional candidates for election as a director can be nominated at the Annual Meeting because no stockholder has given the timely notice required by our Bylaws in order to nominate a candidate for election as a director at the Annual Meeting. If any other business is properly brought before the meeting, the persons named as proxy on the proxy card will vote on the matter using their best judgment.

  •
  Information regarding the requirements for submitting a stockholder proposal for consideration at next year's annual meeting, or nominating a candidate for election as a director at next year's annual meeting, can be found near the end of this proxy statement under the heading "Future Stockholder Proposals."

What if I want to attend the Annual Meeting?

        Stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting of Stockholders on July 31, 2013. To be admitted to the meeting, you must request an admission ticket. You may request an admission ticket by calling 952-351-3072, by e-mailing alliant.corporate@atk.com or by mailing a request to ATK at 7480 Flying Cloud Drive, Minneapolis, MN 55344-3720, Attn: Annual Meeting Ticket Request. Seating is limited. You may pick up your ticket at the registration table prior to the meeting. Please be prepared to show your photo identification. Please note that if you hold shares in "street name" (that is, through a bank, broker or other nominee), you will also need to bring a copy of a statement reflecting your share ownership as of the record date. If you attend as a representative of an entity that owns shares of record, you will need to bring proper identification indicating your authority to represent that entity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows the number of shares of our common stock beneficially owned (as defined by the Securities and Exchange Commission for proxy statement purposes) as of June 3, 2013 by (1) each person known by the Company to beneficially own more than 5% of the Company's common stock, (2) each of our directors and nominees, (3) each executive officer named in the Summary Compensation Table included later in this proxy statement, and (4) all of the directors and executive officers as a group. Unless otherwise noted, the persons listed in the table have sole voting and investment powers with respect to the shares of common stock owned by them.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)(3)		Percent of Shares Outstanding(4)
First Eagle Investment Management, LLC (5)	5,177,539		16.1%

BlackRock, Inc. (6)	2,062,016		6.4%

The Vanguard Group, Inc. (7)	1,736,383		5.4%

Allianz Global Investors U.S. Holdings LLC and NFJ Investment Group LLC (8)	1,665,185		5.2%

Neal S. Cohen	41,279		*

Steven J. Cortese	1		*

Roxanne J. Decyk	1,261		*

Mark W. DeYoung	81,363		*

Martin C. Faga	2,558		*

Ronald R. Fogleman	0	(9)	*

April H. Foley	4,353		*

Michael A. Kahn	31,406		*

Tig H. Krekel	1,054		*

Blake E. Larson	38,517		*

Douglas L. Maine	11,173		*

Roman Martinez IV	4,000	(10)	*

Mark H. Ronald	7,949		*

William G. Van Dyke	11,352		*

All directors and executive officers as a group (17 persons)	259,268		*

*
Less than 1%.

(1)
Includes shares covered by stock options exercisable on June 3, 2013, or within 60 days thereafter, for the following beneficial owners: Neal S. Cohen, 7,752 shares; Steven J. Cortese, 1 share; Mark W. DeYoung, 19,638 shares; Michael A. Kahn, 2,274 shares; Blake E. Larson, 7,532 shares; and all directors and executive officers as a group (17 persons), 40,167 shares.

(2)
Includes shares of restricted common stock with voting rights held by directors and certain executive officers. Except for Mr. Van Dyke, excludes deferred stock units without voting rights under our Non-Employee Director Restricted Stock Award and Stock Deferral Program, or its predecessor plan (the Non-Employee Director Restricted Stock Plan). The amount shown for Mr. Van Dyke includes 9,569 shares of common stock that Mr. Van Dyke will receive in payment of his deferred stock units upon his retirement from the Board on July 31, 2013. Additional information regarding ATK securities held by each director is shown in the table under the heading "Corporate Governance—Stock Ownership Guideline for Non-Employee Directors" later in this proxy statement. As of June 3, 2013, all directors and executive officers as a group (17 persons) held 101,362 shares of restricted stock. Excludes deferred stock units without voting rights under our Nonqualified Deferred Compensation Plan because none of the executive officers has a payment scheduled within 60 days. Includes shares allocated, as of March 31, 2013, to the accounts of executive officers under ATK's 401(k) Plan.

(3)
Excludes phantom stock units to be settled in cash that are credited to the accounts of directors who participate in our Deferred Fee Plan for Non-Employee Directors (which are shown in the table under the heading "Corporate Governance—Stock Ownership Guideline for Non-Employee Directors" later in this proxy statement) or were credited prior to January 1, 2005 to the accounts of officers who participate in our Nonqualified Deferred Compensation Plan (described under the heading "Executive Compensation" later in this proxy statement).

(4)
Assumes the issuance of the shares covered by the exercisable stock options held by each person or the group, as applicable.

(5)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2013, reporting beneficial ownership as of December 31, 2012. The amended Schedule 13G reported that First Eagle Investment Management, LLC ("FEIM") has sole voting power over 5,023,095 shares and sole dispositive power over 5,177,539 shares. FEIM, a registered investment adviser, is deemed to be the beneficial owner of the 5,177,539 shares as a result of acting as adviser to various clients. The First Eagle Global Fund, a registered investment company for which FEIM acts as investment adviser, may be deemed to beneficially own 3,638,247 of the 5,177,539 shares, or 11.3% of the outstanding shares of ATK common stock. The address of FEIM is 1345 Avenue of the Americas, New York, New York 10105.

(6)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 6, 2013, reporting beneficial ownership as of December 30, 2012. The amended Schedule 13G reported that BlackRock, Inc. ("BlackRock") has sole voting and dispositive powers over 2,062,016 shares. The shares beneficially owned by BlackRock, a parent holding company, were acquired by various BlackRock subsidiaries, none of which beneficially owns more than 5% of the outstanding shares of ATK common stock. The address of BlackRock is 40 East 52nd Street, New York, New York 10022.

(7)
Based on a Schedule 13 G/A filed with the Securities and Exchange Commission on February 22, 2013, reporting beneficial ownership as of December 31, 2012. The amended Schedule 13G reported that the Vanguard Group, Inc. ("Vanguard"), an investment adviser, has sole voting power over 23,711 shares, sole dispositive power over 1,714,472 shares, and shared dispositive power over 21,911 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, beneficially owns 21,911 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investment Australia, Ltd., a wholly-owned subsidiary of Vanguard, beneficially owns 1,800 shares as a result of its serving as investment manager of Australian investment offerings. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(8)
Based on a Schedule 13G, which was jointly filed with the Securities and Exchange Commission on February 14, 2013 by Allianz Global Investors U.S. Holdings LLC ("AGI U.S. Holdings"), a parent holding company, and NFJ Investment Group LLC ("NFJ"), a wholly-owned subsidiary of AGI U.S. Holdings. The Schedule 13G reported beneficial ownership as of December 31, 2012 of AGI U.S. Holdings and two of its wholly-owned subsidiaries, each of which are investment advisers (the "AGI Advisers"): NFJ (the joint filer of the Schedule 13G) and also Allianz Global Investors U.S. LLC. AGI U.S. Holdings and the AGI Advisers stated their belief that they do not constitute a "group" within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934. The Schedule 13G reported that Allianz U.S. Holdings has no voting or dispositive power over the shares but may be deemed to beneficially own the 1,665,185 shares, which are held by the AGI Advisers' clients or accounts. The Schedule 13G also reported that NFJ has sole voting power over 1,649,585 shares and sole dispositive power over 1,664,785 shares; and that Allianz Global Investors U.S. LLC has sole voting and dispositive power over 400 shares. The address of AGI U.S. Holdings is 680 Newport Center Drive, Suite 250, Newport Beach, California 92660, and the address of NFJ is 2100 Ross Ave., Suite 700, Dallas, Texas 75201.

(9)
General Fogleman has deferred all of his restricted stock awards under our Non-Employee Director Restricted Stock Award and Stock Deferral Program and its predecessor plan (the Non-Employee Director Restricted Stock Plan). Additional information regarding ATK securities held by each director is shown in the table under the heading "Corporate Governance—Stock Ownership Guideline for Non-Employee Directors" later in this proxy statement.

(10)
Includes 1,000 shares owned by Mr. Martinez's wife. Mr. Martinez disclaims beneficial ownership of these 1,000 shares.

 SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, as well as beneficial owners of more than 10% of ATK's common stock, to file initial reports of ownership and reports of changes in ownership of ATK securities with the Securities and Exchange Commission. Directors, executive officers, and beneficial owners of more than 10% of ATK's common stock are required to furnish us with copies of these reports. Based solely on a review of these reports, written representations from our directors and executive officers, and applicable regulations, we believe that all required reports for fiscal year 2013 were timely filed, except that Jay Tibbets, ATK's Senior Vice President and Interim President Sporting Group, filed a late amendment to his Form 3 Initial Statement of Beneficial Ownership of Securities.

PROPOSAL 1
ELECTION OF DIRECTORS

        The Board of Directors has nominated eight directors, listed below, to be elected at the Annual Meeting, to hold office until the 2014 annual meeting of stockholders and until their successors have been elected and have qualified or their service ends earlier through death, resignation, retirement or removal from office. All nominees are currently directors.

        Each nominee listed below was recommended by the Board's Nominating and Governance Committee for re-election and has agreed to serve, if elected. Although Martin C. Faga was scheduled to retire from the Board at the 2013 Annual Meeting based on reaching the age of 72, the Nominating and Governance Committee exercised its discretion under ATK's Corporate Governance Guidelines to waive the retirement requirement this year for Mr. Faga because of the Committee's desire for continuity in an uncertain market and the unique skills that Mr. Faga brings to the Board in the aerospace and defense industries. William G. Van Dyke, a current director, is retiring from the Board based on years of service on the Board and, therefore, is not a nominee for re-election. Mark H. Ronald, a current director, decided not to stand for re-election this year because of his other time commitments. Although we do not know of any reason why any of the nominees might become unavailable for election, if that should happen, the Board may recommend a substitute nominee. Shares represented by proxies will be voted for any substitute designated by the Board.

        Our Board of Directors recommends a vote FOR the election as directors of all nominees listed below.

Roxanne J. Decyk

Ms. Decyk served as the Executive Vice President of Global Government Affairs for Royal Dutch Shell plc, a global group of energy and petrochemicals companies, from 2009-2010. She joined Royal Dutch Shell plc in 1999, where, prior to her most recent position, she was Corporate Affairs Director from 2005-2009, Senior Vice President, Corporate Affairs and Human Resources, Shell US from 2002-2005, and Vice President, Corporate Strategy from 1999-2002. She is also a director of Ensco plc, Snap-on Incorporated and Petrofac Limited.	Director since 2010 age 60
Director Qualifications:
• Human Resources Experience—extensive experience in human resources gained as an officer for a major multinational corporation and through service on compensation committees, including as chair.
• Corporate Strategy Experience—led strategy at two global companies.

Mark W. DeYoung

Mr. DeYoung has been President and Chief Executive Officer of ATK since February 2010. From 2002 to February 2010, he was President of ATK's Armament Systems Group, holding the title of Senior Vice President and President Armament Systems (formerly Ammunition Systems) from 2006 to February 2010, Senior Vice President, Ammunition Systems, from 2004 to 2006, and Group Vice President, Ammunition Systems, from 2002 to 2004. He has more than 25 years of experience in successfully leading organizations in the defense, aerospace, and commercial sectors.	Director since 2010 age 54
Director Qualifications:
• Leadership and Industry Experience—CEO of ATK, with more than 25 years of experience in the defense, aerospace, and commercial sectors.

•

Operational, Marketing and Financial Experience—extensive knowledge of ATK's business and markets and significant management, finance and operating experience gained as the former leader of ATK's largest business group and through service in all of ATK's business groups.

Martin C. Faga

Mr. Faga served as the President and Chief Executive Officer of the MITRE Corporation, a not-for-profit systems engineering firm, from 2000 to 2006, and has been a member of the Board of Trustees of MITRE since 2000. Before joining MITRE in 1993, Mr. Faga served in the U.S. Department of Defense as Assistant Secretary of the Air Force for Space and simultaneously as Director of the National Reconnaissance Office. He is also a director of DigitalGlobe (formerly GeoEye, Inc.) From 2006 to 2008, he was a director of Electronic Data Systems Corporation.	Director since 2006 age 72
Director Qualifications:

•

Leadership and Industry Experience—former chief executive officer, and current and former director of a number of public companies, with broad experience in the field of space systems, one of ATK's major business areas.

• Government Experience—extensive service and leadership in government, ATK's major customer.

Ronald R. Fogleman, USAF (Ret.)

General Fogleman has been the non-executive Chairman of ATK's Board of Directors since November 2009. He has been President of B Bar J Cattle and Consulting Company, a consulting firm, since 1997. He retired from the U.S. Air Force in 1997, following a 34-year career. He is also a director of AAR Corp. From 2007 to 2009, he was a director of Alpha Security Group Corporation.

Director Qualifications:	Director since 2004 age 71
• Industry, Leadership and Military Experience—former non-executive chairman of an airline and lead director of an aerospace company, and retired Chief of Staff of the U.S. Air Force.
• Corporate Governance Experience—current and former chair of governance and audit committees and service on compensation committees.

April H. Foley

Ambassador Foley served with the U.S. State Department as the Ambassador to Hungary from 2006-2009. Before her diplomatic service, she was First Vice President and Vice Chairman, and a member of the Board of Directors, of the Export-Import Bank of the United States from 2003-2005. She also served as Director of Business Planning of PepsiCo, Inc. from 1981-1993. She is also a director of Xerium Technologies, Inc.	Director since 2010 age 65
Director Qualifications:
• Global and Government Experience—former service with the U.S. State Department as an ambassador.

•

Financial Experience—experience in the analysis of financial performance and business plans gained as a director of business planning for a major multinational corporation, with an MBA degree from Harvard Business School.

Tig H. Krekel

Mr. Krekel is Chairman and Founding Partner of Hudson Group, LLC, a New York and South Carolina advisory services firm. He was the Vice Chairman and a partner of J.F. Lehman & Company, a New York private-equity investment bank, from 2003 to 2012. Before joining J.F. Lehman, Mr. Krekel served as President and Chief Executive Officer of Hughes Space and Communications and President of Boeing Satellite Systems, the world's largest manufacturer of commercial and military communications satellites.	Director since 2010 age 59
Director Qualifications:

•

Leadership, Industry and Financial Experience—former chief executive officer of several large and complex businesses, with more than 35 years of experience in the aerospace and defense industries and 10 years of private equity experience in multiple industry segments.

• Corporate Governance Experience—chaired and served on numerous boards and committees of both public and private companies.

Douglas L. Maine

Mr. Maine joined International Business Machines in 1998 as Chief Financial Officer following a 20-year career with MCI, where he was Chief Financial Officer from 1992-1998. He was named General Manager of ibm.com in 2000 and General Manager, Consumer Products Industry in 2003 and retired in 2005. Mr. Maine is currently a Limited Partner and Senior Advisor to Brown Brothers Harriman & Co. He is also a director of BroadSoft, Inc. and Rockwood Holdings, Inc.	Director since 2006 age 64
Director Qualifications:
• Financial Experience—former chief financial officer of two Fortune 100 companies.
• Corporate Governance Experience—chair of the audit committee of two other public companies and one private company.

Roman Martinez IV

Mr. Martinez has been a private investor since 2003. He retired as Managing Director of Lehman Brothers, an investment banking firm, in 2003, following a 31-year career with the firm. He is also a director of Cigna Corporation and Bacardi Limited.

Director Qualifications:

•

Financial Experience: 31-year career as an investment banker and private investor, with an MBA degree from the Wharton School of the University of Pennsylvania.

Director since 2004 age 65
• Corporate Governance Experience—director of several corporate and non-profit boards.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

        Our Board of Directors and management are committed to effective corporate governance practices. Our Corporate Governance Guidelines describe the governance principles and procedures by which the Board functions. The Board annually reviews and updates the Corporate Governance Guidelines and the Board committee charters in response to corporate governance developments, including regulatory changes, and recommendations by directors in connection with Board and committee evaluations.

        Our Corporate Governance Guidelines and our Board committee charters are available on our website at www.atk.com by selecting Investors and then Corporate Governance. Stockholders may request a free printed copy of our Corporate Governance Guidelines from our investor relations department by contacting them by telephone at 952-351-2966 or by e-mail at investor.relations@atk.com.

Business Ethics Code of Conduct

        We have a written code of business ethics and conduct which applies to all directors, officers and employees. Our Corporate Governance Guidelines provide that the Board will not permit any waiver of our Business Ethics Code of Conduct. Our Business Ethics Code of Conduct is available on our website at www.atk.com by selecting Investors and then Corporate Governance. Stockholders may request a free printed copy of our Business Ethics Code of Conduct from our investor relations department by contacting them by telephone at 952-351-2966 or by e-mail at investor.relations@atk.com.

Communications with Directors

        Procedures for stockholders, or anyone else, to communicate directly with non-management directors are available on our website at www.atk.com by selecting Investors, then Corporate Governance and then Contact the Directors.

        Any concerns about the Company's accounting, internal controls or auditing matters, or a director's potential conflict of interest, will be referred to the Audit Committee of the Board of Directors. Other communications sent to the Board of Directors will first be reviewed by ATK's Corporate Secretary, and the Corporate Secretary may elect not to refer the following types of communications to the Board:

  •
  Product inquiries or suggestions,

  •
  Employee complaints that are neither significant nor material, and

  •
  Routine complaints regarding ATK's commercial products.

ATK maintains a record of all communications to the Board, which Board members may review at any time upon request. Furthermore, ATK's Senior Vice President, General Counsel and Secretary provides a quarterly summary to the Chair of the Nominating and Governance Committee of all communications sent to the Board. The following items are not forwarded to the Board: job inquiries; spam or junk mail; surveys; and business solicitations or advertisements.

Director Independence

        Under applicable rules of the New York Stock Exchange, a majority of our Board of Directors must be independent. Our Board of Directors has affirmatively determined that each of the current directors, other than Mark W. DeYoung, has no material relationship with ATK and is independent. Each of our Audit, Nominating and Governance, and Personnel and Compensation Committees is composed only of independent directors.

        In order to qualify as independent, a director must meet each of the New York Stock Exchange's five objective independence standards and our Board of Directors must also affirmatively determine, in its business judgment and in consideration of all relevant facts and circumstances, that the director has no material relationship with ATK. The Board reviewed the transactions and relationships between ATK and our directors, their immediate family members, and entities with which they are affiliated and determined that they were made or established in the ordinary course of business and that the directors had no material relationship with ATK. Generally, the transactions and relationships were standard customer-supplier arrangements, standard service-provider fees, membership fees, expenses for educational and industry conferences, or charitable contributions. In addition, the amount of each transaction or contribution was well below the thresholds set forth in the independence standards of the New York Stock Exchange.

Board Leadership Structure

        General Ronald R. Fogleman has served as independent non-executive Chairman of the Board since November 2009. ATK's Corporate Governance Guidelines provide that, in the directors' discretion as to the appropriate Board leadership structure at any particular time, the positions of CEO and Chairman of the Board may be either combined or separated. Furthermore, if the directors elect the CEO to serve as Chairman or if the Chairman is otherwise not independent, the directors shall, upon the recommendation of the Nominating and Governance Committee of the Board, appoint a lead independent director. In addition, the Nominating and Governance Committee charter provides that, at least annually, the Committee shall review and recommend the Board's leadership structure, including an assessment of whether the roles of Chairman of the Board and CEO should be combined or separated.

        The Board believes that its current leadership structure is appropriate for ATK at this time because it clearly delineates the separate roles and responsibilities of management, freeing the CEO to focus on setting and implementing ATK's strategic direction and running the Company's day-to-day business, while allowing the Chairman to concentrate on leading the Board in the performance of its duties and oversight responsibilities.

        Under ATK's Corporate Governance Guidelines, the responsibilities of an independent Chairman include:

  •
  Chair meetings of the Board as well as executive sessions of non-management and independent directors.

  •
  Coordinate, develop and approve the agendas for meetings of the Board, in consultation with the CEO, other officers of the Corporation and other Board members.

  •
  Coordinate, develop the agenda for, and moderate executive sessions of the Board's non-management directors and independent directors, and act as principal liaison between the non-management directors and the Corporation's management on sensitive issues.

  •
  Determine the quality, quantity and timeliness of the flow of information from the Corporation's management that is necessary for the non-management directors to effectively and responsibly perform their duties.

  •
  Lead the independent directors in periodic reviews of the performance of the CEO, discuss with members of the Personnel and Compensation Committee the CEO's performance, and meet with the CEO to discuss the Board's performance review.

The Board's Role in Risk Oversight

        The primary responsibility for the identification, assessment and management of the various risks that our Company faces belongs with management. The role of our Board of Directors is to consider and oversee the significant risks facing ATK. The Board executes this oversight responsibility directly and through the standing committees of the Board. Specifically, the Board of Directors annually reviews ATK's Enterprise Risk Management (ERM) framework and process, and discusses with management ATK's top strategic, operational, financial, business, and compliance risks. The ERM process allows for increased risk transparency to management and the Board, clarifies accountabilities for mitigation strategies, and facilitates decision-making regarding allocation of resources. In accordance with the listing standards of the New York Stock Exchange, specific risk oversight matters are the responsibility of the Audit Committee. The Audit Committee discusses with management ATK's major financial risks and ATK's guidelines and policies for assessing, managing, monitoring and controlling financial risks. The Audit Committee also annually reviews ATK's process for assessing, monitoring and managing compliance risks. The Personnel and Compensation Committee has a specific risk oversight responsibility regarding incentive compensation. The Personnel and Compensation Committee annually discusses with management the impact of ATK's compensation policies and practices on risk taking within the Company. Both the Audit Committee and the Personnel and Compensation Committee report to the full Board at regularly scheduled meetings of the Board.

Meetings of the Board and Board Committees

        The Board of Directors conducts its business through meetings of the Board and the following standing committees: Audit, Nominating and Governance, and Personnel and Compensation. Each of the standing committees has adopted a written charter which sets out the function and responsibilities of the committee. The current committee charters are available on our website at www.atk.com by selecting Investors, then Corporate Governance and then Board Committees. Stockholders may request a free printed copy of any of these charters from our investor relations department by contacting them by telephone at 952-351-2966 or by e-mail at investor.relations@atk.com.

        During fiscal year 2013, our Board of Directors held nine meetings, five of which were regularly scheduled meetings and four of which were special meetings. The independent directors of the Board meet in executive session at each regularly scheduled Board meeting. All current directors attended at least 97% of the total meetings of the Board and the Board committees on which they served during the fiscal year. As a general practice, Board members are expected to attend our annual meetings of stockholders. All Board members attended last year's annual meeting of stockholders.

Audit Committee

Members:	Douglas L. Maine, Chair	Roman Martinez IV
	Martin C. Faga	William G. Van Dyke
April H. Foley

        The Audit Committee is responsible for assisting the Board of Directors in monitoring the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements and the Company's code of business ethics and conduct, the independent auditor's qualifications and independence, and the performance of the Company's internal audit function and the independent auditor. The Audit Committee has the sole authority to retain and terminate the independent auditor and is directly responsible for the compensation and oversight of the work of the independent auditor. The independent auditor reports directly to the Audit Committee. The Audit Committee reviews and discusses with management and the independent auditor the annual audited and quarterly financial statements (including the specific disclosures under the "Management's Discussion and Analysis of Financial Condition and Results of Operations"), critical accounting policies and practices used by the Company, the Company's internal control over financial reporting, and the Company's major financial risk exposures.

        All of the Audit Committee members meet the independence and experience requirements of the New York Stock Exchange and the Securities and Exchange Commission. The Board has identified Mr. Maine, Mr. Martinez and Mr. Van Dyke each as an audit committee financial expert under the rules of the Securities and Exchange Commission. The Audit Committee held five meetings in fiscal year 2013, all of which were regularly-scheduled meetings. Generally, the Audit Committee meets separately with the independent auditors and the Company's internal auditors at regularly-scheduled meetings and periodically meets separately with management.

Nominating and Governance Committee

Members:	Martin C. Faga, Chair	Ronald R. Fogleman
	Roxanne J. Decyk	Tig H. Krekel

        The Nominating and Governance Committee identifies individuals qualified to become Board members and reviews with the Board the appropriate skills, characteristics and diversity desired on the Board. In addition, the Committee oversees the process of assessing Board effectiveness and each year, after considering the experience, qualifications, attributes, skills and contributions of each director, recommends to the Board the director nominees for re-election at the next annual meeting of stockholders. At least annually, the Committee reviews and recommends the

Board's leadership structure, including an assessment of whether the roles of Chairman of the Board and CEO should be combined or separated. The Committee also makes recommendations to the Board regarding Board organization, operation and committee structure, corporate governance guidelines applicable to the Company, and director compensation. The Committee evaluates director compensation at least once every two years, based on market analyses, including comparisons of ATK's practices with those of peer-group companies. In May 2013, ATK's Board of Directors approved changes to director compensation that were recommended by the Committee (see the discussion in this proxy statement under the heading "Director Compensation—Summary Compensation Information"). All of the Nominating and Governance Committee members meet the independence requirements of the New York Stock Exchange. The Nominating and Governance Committee held two meetings in fiscal year 2013, both of which were regularly-scheduled meetings.

        Director Qualification Standards.    Directors of ATK are expected to have high standards of integrity and ethics and the ability to exercise objectivity and independence in making informed business decisions. Directors should possess the experience, qualifications, attributes and skills to make a significant contribution to the Board, the Company and its stockholders. In evaluating candidates for nomination as a director of ATK, the Nominating and Governance Committee considers additional criteria, including a candidate's technical, financial or other expertise that would enhance the overall effectiveness of the Board or provide a diversity of talent and experience relevant to ATK's strategies and activities. The Nominating and Governance Committee also considers whether the candidate has the time necessary to carry out the duties of a director of ATK.

        Director Nominee Selection Process.    The Board has delegated the identification, screening and evaluation of director candidates to the Nominating and Governance Committee. The Committee retains from time to time a search firm to help identify, screen and evaluate director candidates. The Committee will also consider qualified candidates for Board membership submitted by stockholders, as described below, or by members of the Board of Directors. The Nominating and Governance Committee interviews the candidates who meet the director qualification standards described above, and the Committee selects the candidates who best meet the Board's needs. The Committee then recommends to the Board the director nominees for election to the Board.

        The Nominating and Governance Committee will consider stockholder recommendations for nominees to the Board. If you wish to recommend a prospective candidate for the Board, you should submit the candidate's name and written information in support of the recommendation to: Secretary, Alliant Techsystems Inc., 1300 Wilson Blvd., Suite 400, Arlington, Virginia 22209-2307. Additional information regarding the requirements for nominating a person for election as a director at the annual meeting of stockholders is described under the heading "Future Stockholder Proposals" near the end of this proxy statement. Director candidates recommended by stockholders will be considered under the same criteria as candidates recommended by directors or a search firm.

Personnel and Compensation Committee

Members:	Roxanne J. Decyk, Chair	Mark H. Ronald
	Tig H. Krekel	William G. Van Dyke
Douglas L. Maine

        The Personnel and Compensation Committee is responsible for discharging the Board of Directors' responsibilities relating to executive compensation. The Committee makes all decisions regarding the compensation of our executive officers. In addition, the Committee is responsible for reviewing the Company's compensation, benefit and personnel policies, programs and plans. Specifically, the Committee reviews and approves the corporate goals and objectives with respect to the compensation of the chief executive officer and the other executive officers. The Committee evaluates at least once a year the performance of the chief executive officer and other executive officers in light of these established goals and objectives and, based on these evaluations, approves the compensation of the chief executive officer and the other executive officers. In addition, the Committee reviews and discusses with management the impact of ATK's compensation policies and practices on risk taking within the Company. The Committee also makes recommendations to the Board regarding incentive-compensation and equity-based plans that are subject to the Board's approval. The Committee has the sole authority to retain or obtain the advice of compensation consultants or other advisers and determine the services to be provided and the fees for such services. The Committee also considers the independence of compensation consultants and assesses whether the work of any compensation consultant raises any conflict of interest. All of the Personnel and Compensation Committee members meet the independence requirements of the New York Stock Exchange and the Securities and Exchange Commission. The Committee held nine meetings in fiscal year 2013, six of which were regularly-scheduled meetings.

        Additional information regarding the Committee's processes and procedures for establishing and overseeing executive compensation is disclosed below under the heading "Executive Compensation—Compensation Discussion and Analysis."

        Role of the Compensation Consultant.    The Personnel and Compensation Committee has the sole authority to retain or obtain the advice of compensation consultants and determine the services to be provided and the fees for such services. For the last six years, the Committee has retained Towers Watson, an independent professional compensation consulting firm, to provide assistance and guidance to the Committee on executive compensation matters, including program design, best practices and market trends. Towers Watson provides market analyses for evaluating the components of ATK's executive compensation program and individual executive officer compensation levels. Towers Watson specifically makes recommendations regarding the compensation level of our CEO, and ATK's Chief Executive Officer makes recommendation to the Committee regarding compensation levels of other executive officers.

        The Personnel and Compensation Committee reviews and discusses with management the role of Towers Watson in advising the Committee. In April 2013, the Committee assessed Towers Watson's independence pursuant to the listing standards of the New York Stock Exchange ("NYSE") and the rules of the Securities and Exchange Commission ("SEC"). In making this assessment, the Committee considered each of the six factors set forth by the NYSE and SEC, along with a letter provided by Towers Watson to the Committee addressing each of the six independence factors. As part of this review, the Committee considered other services provided to the Company by Towers Watson during the fiscal year consisting of certain consulting services for a special project and compensation surveys used to support ATK's general compensation programs. The aggregate amount paid to Towers Watson for these other services did not exceed $60,000. Based on the Committee's review, the Committee concluded that Towers Watson is independent of the Company and that Towers Watson's services did not raise any conflicts of interest.

Compensation Committee Interlocks and Insider Participation

        None of the members of the Personnel and Compensation Committee has ever served as an officer or employee of ATK or has any relationships with ATK requiring disclosure below under the heading "Certain Relationships and Related Transactions." Since the beginning of the last fiscal year, no executive officer of ATK has served on the compensation committee or board of any company that employs a director of ATK.

Stock Ownership Guideline for Non-Employee Directors

        The Board previously established a stock ownership guideline for non-employee directors of 3,750 shares of ATK common stock, to be achieved within five years following a director's election to the Board. On May 1, 2013, the Board approved an increase in the stock ownership guideline effective July 31, 2013, recommending that non-employee directors acquire 5,000 shares of ATK common stock within five years of joining the Board. The Nominating and Governance Committee of the Board reviews the stock ownership of each incumbent director annually prior to the Committee's recommendation to the Board of the nominees for election as directors at the annual meeting of stockholders. The following are counted for the purpose of meeting the stock ownership guideline: shares of ATK common stock owned outright, restricted stock and deferred stock units granted under ATK's Non-Employee Director Restricted Stock Award and Stock Deferral Program or the Non-Employee Director Restricted Stock Plan, and phantom stock units granted under ATK's Deferred Fee Plan for Non-Employee Directors.

        The following table shows the securities holdings of incumbent non-employee director nominees as of June 3, 2013 that are counted for the purpose of meeting this guideline.

Name	Date First Elected to Board	Common Stock		Restricted Common Stock	Deferred Stock Units(1)	Phantom Stock Units(2)	Total Securities
Roxanne J. Decyk	8/3/2010	1,261		—	3,092	—	4,353

Martin C. Faga	10/30/2006	2,558		—	5,424	—	7,982

Ronald R. Fogleman	5/4/2004	—		—	10,481	1,744	12,225

April H. Foley	8/3/2010	2,603		1,750	—	—	4,353

Tig H. Krekel	3/1/2010	1,054		—	4,353	—	5,407

Douglas L. Maine	1/1/2006	9,423		1,750	—	—	11,173

Roman Martinez IV	5/4/2004	4,000	(3)	—	10,481	7,181	21,662	(3)

(1)
Deferred stock units are settled in shares of ATK common stock.

(2)
Phantom stock units are settled in cash based on the share price of ATK common stock at the time of payment.

(3)
Mr. Martinez disclaims ownership of 1,000 shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        During fiscal year 2013, ATK had transactions, arrangements and relationships with entities with which some of our related persons, specifically directors and director nominees or their immediate family members, executive officers and holders of more than 5% of our common stock, are affiliated. However, in accordance with the procedures described below, it was determined that those related persons had no direct or indirect material interest in those transactions, arrangements and relationships.

        ATK has a written policy and procedures for the review, approval or ratification of transactions, arrangements or relationships involving ATK and its directors, executive officers, their immediate family members and entities with which they have a position or relationship, or 5% stockholders.

        Annually, each director and executive officer completes a questionnaire that elicits information regarding entities with which they and their immediate family members are affiliated. Any person nominated for election as a director must complete a questionnaire no later than the date he or she will be recommended for nomination by the Nominating and Governance Committee. Any person who becomes an executive officer must complete a questionnaire as soon as reasonably practicable thereafter. We maintain a master list of related persons, which various departments within ATK use to identify and monitor related person transactions.

        Our Nominating and Governance Committee annually reviews all transactions and relationships disclosed in the director questionnaires and approves or ratifies, as applicable, any transactions with related persons. The Board of Directors makes a formal determination regarding each director's independence. In addition to the annual review, the directors receive a written reminder prior to each regularly scheduled Board meeting to provide notice of any changes or proposed changes in their transactions or relationships since their last annual disclosure. Also, under our Corporate Governance Guidelines, directors must notify the Chair of the Nominating and Governance Committee and ATK's General Counsel before accepting a position on the board of directors of another entity. Our Audit Committee annually reviews all transactions and relationships (1) disclosed in the executive officer questionnaires and (2) involving 5% stockholders, and approves or ratifies, as applicable, any transactions with related persons. On an ongoing basis, our Office of General Counsel assesses identified transactions, arrangements and relationships in order to determine whether any action or disclosure is required. If the Office of General Counsel determines that action is required, the matter is submitted for consideration by the Nominating and Governance Committee or the Audit Committee, as applicable.

        The applicable committee considers the relevant facts and circumstances available to it regarding the matter, including the material facts as to the director's or officer's relationship to or interest in the transaction. The committee approves or ratifies, as the case may be, a transaction if it determines, in good faith, that the terms of the transaction are fair to ATK and that the transaction is in, or is not inconsistent with, the best interests of ATK and its stockholders.

        Any member of the Nominating and Governance Committee who has an interest in the matter under consideration must abstain from voting on the approval or ratification of the transaction, but may, if so requested by the Chair of the Nominating and Governance Committee, participate in all or some of the Nominating and Governance Committee's discussions of the transaction.

DIRECTOR COMPENSATION

Summary Compensation Information

        Only non-employee directors receive compensation for service on the Board of Directors. The compensation paid to ATK's non-employee directors is currently as follows:

  •
  an award of restricted stock valued at $85,000 at the time of grant upon initial election to the Board and upon re-election at each subsequent annual meeting of stockholders;

  •
  an annual cash retainer of $62,500, with no additional fees paid for Board and committee meetings attended;

  •
  an annual cash retainer of $73,750 for the independent non-executive Chairman of the Board (Ronald R. Fogleman);

  •
  an annual cash retainer of $17,500 for the chair of the Audit Committee, $12,000 for the chair of the Personnel and Compensation Committee, and $10,000 for the chair of the Nominating and Governance Committee; and

  •
  an annual cash retainer of $12,500 for each member of the Audit Committee, $7,000 for each member of the Personnel and Compensation Committee, and $2,000 for each member of the Nominating and Governance Committee.

        Cash amounts are paid annually in a lump sum upon election or re-election at the annual meeting of stockholders.

        Directors who spend a significant part of a day on ATK business issues beyond the normal scope of board member responsibilities receive an additional $1,000 per diem payment, plus expenses. The per diem is paid at the discretion of the Chief Executive Officer. Non-employee directors are also reimbursed for tuition and related expenses for continuing director education courses and also are eligible to participate in ATK's matching gift programs, which match charitable donations by employees and non-employee directors up to an aggregate of $5,400 annually per person.

        In April 2013, the Nominating and Governance Committee reviewed a market analysis by Towers Watson regarding non-employee director compensation. Based on that review, the Committee recommended to ATK's Board of Directors that certain increases be made in order to align director compensation with market practices. On May 1, 2013, ATK's Board of Directors approved the following changes, effective upon the election of directors to the Board at the Annual Meeting on July 31, 2013:

  •
  an increase in the award of restricted stock from $85,000 to $95,000, valued at the time of grant, upon initial election to the Board and upon re-election at each subsequent annual meeting of stockholders;

  •
  an increase in the annual cash retainer from $62,500 to $75,000;

  •
  an increase in the annual cash retainer from $73,750 to $85,000 for the independent non-executive Chairman of the Board; and

  •
  an increase in the annual cash retainer from $2,000 to $5,000 for each member of the Nominating and Governance Committee.

The annual cash retainers for committee chairs and members of the Audit Committee and the Personnel and Compensation Committee remain unchanged.

Director Compensation

        The following table shows the annual retainer and fees earned by the directors for fiscal year 2013 and either paid in cash or deferred at the election of the director. The Deferred Fee Plan is described below. The table also shows the aggregate grant date fair value of stock awards computed in accordance with generally accepted accounting principles in the United States. The Restricted Stock Award and Stock Deferral Program is described below. Additional information regarding the restricted stock awards and deferred stock units is described in footnote 3 below.

Name	Fees Earned or Paid in Cash ($)		Stock Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
Roxanne J. Decyck	$83,500		$85,015	$2,495	$171,010

Martin C. Faga	$89,000	(1)	$85,015	$4,640	$178,655

Ronald R. Fogleman	$139,250	(2)	$85,015	$10,888	$235,153

April H. Foley	$75,000		$85,015	$6,128	$166,143

Tig H. Krekel	$71,500		$85,015	$3,655	$160,170

Douglas L. Maine	$99,500		$85,015	$1,528	$186,043

Roman Martinez IV	$75,000		$85,015	$15,865	$175,880

Mark H. Ronald	$69,500		$85,015	$1,528	$156,043

William G. Van Dyke	$82,000		$85,015	$16,290	$183,305

(1)
Includes two per diem fees of $1,000 each.

(2)
Includes a per diem fee of $1,000.

(3)
This column shows the grant date fair value computed in accordance with generally accepted accounting principles in the United States. The amounts represent restricted stock awards and grants of deferred stock units that are paid in shares of ATK common stock and calculated based on the number of shares granted multiplied by the closing price per share of ATK common stock on the date of grant. (The amounts do not reflect the actual amounts that may be realized by the directors.) A discussion of the assumptions used in calculating these values may be found in Note 14 to the audited financial statements in ATK's Annual Report on Form 10-K for the fiscal year ended March 31, 2013.

  The following table shows the number of shares of restricted stock or deferred stock units (to be settled in shares of ATK common stock) granted to each non-employee director during the fiscal year ended March 31, 2013 and the closing price per share of ATK common stock on the date of grant.

Name	Grant Date	Number of Shares of Stock or Units	Closing Price on Grant Date
Roxanne J. Decyk	8/7/2012	1,750	$48.58
Martin C. Faga	8/7/2012	1,750	$48.58
Ronald R. Fogleman	8/7/2012	1,750	$48.58
April H. Foley	8/7/2012	1,750	$48.58
Tig H. Krekel	8/7/2012	1,750	$48.58
Douglas L. Maine	8/7/2012	1,750	$48.58
Roman Martinez IV	8/7/2012	1,750	$48.58
Mark H. Ronald	8/7/2012	1,750	$48.58
William G. Van Dyke	8/7/2012	1,750	$48.58

  The aggregate numbers of shares of restricted ATK common stock and deferred stock units (to be settled in shares of ATK common stock) held by each non-employee director as of March 31, 2013 were as follows:

Name	Shares of Restricted Stock (#)	Deferred Stock Units (#)
Roxanne J. Decyk	0	3,092
Martin C. Faga	0	5,424
Ronald R. Fogleman	0	10,481
April H. Foley	1,750	0
Tig H. Krekel	0	4,353
Douglas L. Maine	1,750	0
Roman Martinez IV	0	10,481
Mark H. Ronald	1,750	0
William G. Van Dyke	1,783	9,569
(4)
Except for April H. Foley, the "All Other Compensation" column consists solely of the aggregate amount of: cash dividends paid on unvested restricted stock awarded under the Non-Employee Director Restricted Stock and Stock Deferral Program under ATK's 2005 Stock Incentive Plan (the "Director Stock Program"), dividend equivalents paid in cash on deferred stock units under the Director Stock Program, and the dollar value of dividend equivalents credited in the form of additional phantom stock units under ATK's Deferred Fee Plan for Non-Employee Directors. Dividend equivalents are paid or credited at the same rate as cash dividends paid on the Company's common stock. For Ambassador Foley, the amount consists of $1,528 of cash dividends paid on unvested restricted stock awarded under the Director Stock Program and $4,600 of matching charitable contributions under ATK's matching gift programs. This column excludes perquisites or other personal benefits received by non-employee directors because none of the non-employee directors received an aggregate of $10,000 or more of such items, the threshold for disclosure under Securities and Exchange Commission regulations.

Deferred Fee Plan for Non-Employee Directors

        This plan permits a director to defer receipt of all or part of the director's cash retainer. In general, directors must make elections to defer fees payable during any calendar year by the end of the preceding calendar year. Newly elected directors have up to 30 days to elect to defer future fees. A director can elect to have deferred amounts credited to either a "cash account" or a "share account" as phantom stock units (based upon the market price of ATK common stock). Cash accounts are credited with interest quarterly at the Company's one-year borrowing rate and share accounts will be credited with additional units if dividends are paid on ATK common stock. Payment of deferred amounts is made in cash following the director's termination of Board service. Phantom stock units credited to share accounts are paid out based on the market price of ATK common stock at the time of payout. A director may elect to receive payments either in a lump sum or in up to 10 annual installments.

        Currently, three directors hold phantom stock units in this plan. None of the directors deferred cash retainer fees during the fiscal year ended March 31, 2013. The following table shows how those directors currently have their deferred fees credited and how many common stock units (to be settled in cash) were credited to their share accounts as of March 31, 2013, including additional stock units acquired as a result of dividend equivalents credited on those common stock units.

Name	Annual Retainer	Units as of March 31, 2013
Ronald R. Fogleman	Cash account—50%	N/A
	Share account—50%	1,744

Roman Martinez IV	Share account—100%	7,181

William G. Van Dyke	Share account—100%	6,770

Non-Employee Director Restricted Stock Award and Stock Deferral Program

        Each non-employee director receives automatic awards of restricted common stock under the Non-Employee Director Restricted Stock Award and Stock Deferral Program under the Alliant Techsystems Inc. 2005 Stock Incentive Plan upon first being elected to the Board of Directors and upon re-election at each subsequent annual meeting of stockholders. Effective immediately following the 2013 Annual Meeting, the stock awards will have a market value of $95,000, as determined by the closing market price of ATK common stock on the date of grant.

        Common stock issued under this program entitles participating directors to all of the rights of a stockholder, including the right to vote the shares and receive any cash dividends. All shares are, however, subject to certain restrictions against sale or transfer for a period, which we refer to as the restricted period, starting on the award date and ending on the earliest to occur of the following:

  •
  the first anniversary of the award date;

  •
  the retirement of the director from the Board in compliance with the Board's retirement policy as then in effect;

  •
  the termination of the director's service on the Board because of disability or death; or

  •
  the termination of the director's service on the Board following a change in control of ATK.

        Restricted stock is released to the director, free and clear of all restrictions, following the expiration of the restricted period.

        The program permits the directors to elect to defer receipt of the restricted stock in exchange for a credit, in stock units, to a deferred stock unit account. In general, directors must make these deferral elections by the end of the calendar year preceding the date of the grant of restricted stock. Directors who make a deferral election will have no rights as stockholders of ATK with respect to amounts credited to their deferred stock unit account. If cash dividends are paid on ATK common stock, ATK will pay each director an amount equal to the cash dividends that would be paid on the number of shares equal to the number of stock units credited to the director's deferred stock unit account. Payment of stock units credited to the deferred stock unit account will be made in a lump sum in an equal number of shares of unrestricted common stock at the time specified in the director's deferral election, but no later than as soon as administratively feasible following the director's termination of Board service.

        If a director ceases to be a member of the Board for any reason prior to the expiration of the restricted period, the director forfeits all rights in shares or deferred stock units, as applicable, for which the restricted period has not expired.

Expense Reimbursement

        Non-employee directors are reimbursed for travel and other expenses incurred in the performance of their duties.

Indemnification Agreements

        ATK has indemnification agreements with our directors. These agreements require ATK to:

  •
  indemnify the directors to the fullest extent permitted by law;

  •
  advance to the directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted;

  •
  indemnify and advance all expenses incurred by directors seeking to enforce their rights under the indemnification agreements; and

  •
  cover directors under our directors' and officers' liability insurance.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

        Summary of ATK's Fiscal Year 2013 Performance.    The Company delivered solid financial performance for the fiscal year ended March 31, 2013 in a challenging and uncertain economic environment. For fiscal year 2013, ATK achieved full-year sales of $4.4 billion, net income of $272 million and fully diluted earnings per share ("EPS") of $8.34. All businesses contributed to the success, with the Defense Group winning a strategic long-term contract to operate the Lake City Army Ammunition Plant, the Aerospace Group gaining new commercial and military aerospace business, and the Sporting Group restoring margins based on record volume production and efficiency improvements. The Company recorded world-class safety and environmental performance and strengthened its senior leadership team. The Company repurchased $60 million in shares, increased the quarterly cash dividend by 30 percent, reduced long-term debt by $228 million, and saw an increase in the stock price of 45% during the fiscal year. While the Company's annual financial results exceeded the expectations of management and the Board of Directors, the results fell short of the challenging long-term performance goals that were established three years ago. The compensation paid to our executive officers for the fiscal year ended March 31, 2013 reflects these results, thereby demonstrating a "pay-for-performance" alignment, as described in more detail below.

        ATK's Business Strategy and Outlook.    During fiscal year 2013, ATK began operating under a three-group structure: the Aerospace Group, the Defense Group, and the Sporting Group. The realignment has maximized efficiency, reduced costs, supported customer needs, leveraged investments, and improved overall agility within our markets. ATK remains committed to generating long-term stockholder value and delivering improved earnings and working capital, meaningful cash flow and modest revenue growth. The company operates under a management model that is focused on improving operating efficiencies and delivering innovative, cost effective products that meet the needs of our customers. ATK's strategy is to strengthen the Company's presence in key markets, while delivering a profitable expansion of our capabilities. ATK will continue to expand and grow our core organic capabilities and execute on key programs like Small Caliber Ammunition, AARGM, precision weapons, Airbus A350, F-35, SLS, our classified programs, and many others. We will continue to invest in and grow the Sporting business in both ammunition and accessories where we are committed to customer service while striving to meet demand with quality products. We have strong backlog across all three business groups, mostly driven by strong orders in ATK's Sporting Group, which may not be indicative of future sales as ATK believes there may have been a number of ammunition orders placed that may have exceeded actual customer requirements. We remain focused on international expansion as a preferred partner, delivering value while offering highly engineered, mission-critical solutions. ATK believes this strategy will serve us well in this budget-constrained environment as we face sequestration, deficit issues, future defense and aerospace budget challenges and potential regulatory changes in commercial ammunition.

        Results of 2012 Stockholder "Say on Pay" Vote.    At ATK's 2012 annual meeting of stockholders, ATK received a 75% vote in favor of the compensation paid to executive officers, indicating continued endorsement of the Company's executive compensation program. The Personnel and Compensation Committee of the Board (the "Committee") continues to be mindful of stockholder interests in making compensation decisions.

        Key Compensation Decisions and Considerations.    Significant elements of our executive officers' compensation are tied to financial and operating performance and are intended to drive sustained long-term stockholder value. In making compensation decisions during the last fiscal year and for the next fiscal year, the Committee continued to balance the interests of the Company and its stockholders with the need to retain and incentivize experienced leaders for the continued success of the Company in view of the uncertainties and risks facing the Company in a constrained government budget environment.

        Incentive compensation results for fiscal year 2013 were as follows:

  •
  ATK's annual financial results exceeded the maximum performance goals established at the beginning of the year, resulting in maximum payouts of annual incentive compensation for most of ATK's executive officers.

  •
  For the fiscal year 2011-2013 long-term incentive program relating to Company financial performance (EPS and sales), ATK achieved 45.93% (after the required adjustments) of the target goal for fully diluted EPS and did not achieve the threshold long-term sales goal established three years ago. Accordingly, the executive officers received only a partial payout under this component of the long-term incentive program.

  •
  ATK's relative total stockholder return for the fiscal year 2011-2013 performance period was below the 35th percentile for the three-year performance period and, accordingly, no performance shares were paid to the executive officers under that component of the long-term incentive program.

A table showing the realized pay for fiscal year 2013 for the executive officers named in this proxy statement is set forth later in this section.

        Key compensation decisions for fiscal year 2014 and other compensation practices are as follows:

  •
  The Committee froze the current pension formulas, implemented a new cash balance formula, and increased the maximum matching contribution in ATK's 401(k) Plan for affected employees who earn a benefit under ATK's defined benefit pension plans. In addition, the Committee approved similar changes to ATK's nonqualified supplemental executive retirement plans for certain highly compensated employees, as described below in this proxy statement. We expect these plan changes to enhance ATK's business competitiveness and make ATK's benefit costs more predictable and sustainable.

  •
  The Committee made minor changes to its Compensation Benchmarking Peer Group (used for setting executive compensation levels) and its Performance Peer Group (used for measuring Company performance) to further refine the peer groups to align with the Company's competitive markets.

  •
  The Committee adjusted ATK's stock holding requirement for executive officers, as described below.

  •
  The Committee reviewed and assessed the performance goals and targets in ATK's annual and long-term incentive plans to ensure they reflect current and anticipated business conditions and are sufficiently challenging. The Committee determined to continue granting diversified types of long-term incentive awards for fiscal year 2014, with a mix of performance shares, restricted stock and stock options, in order to achieve the objectives of rewarding performance and encouraging employee retention.

  •
  We continued to maintain compensation best practices, including:

  •
  ATK's recoupment (clawback) policy that reserves the right of the Committee to recoup incentive awards from executive officers if there is a material restatement of the Company's financial results.

    •
    No stock options with an exercise price below market value on the date of grant.

    •
    A double-trigger provision in our change-in-control severance plan and no tax gross-ups paid on change-in-control benefits.

    •
    No hedging or pledging of ATK stock by our directors and officers during the last fiscal year.

These items are described in more detail below.

Executive Compensation Philosophy

        The overall objective of ATK's executive compensation program is the same as the goal for operating the Company—to create long-term stockholder value. The program is intended to provide a competitive compensation package to our executives in order to attract, motivate and retain a talented executive leadership group that is dedicated to the long-term interests of our stockholders.

        Both ATK's management and the Personnel and Compensation Committee realize the importance of maintaining sound principles for the development and administration of executive compensation and benefit programs, while recognizing the concerns of stockholders.

        Executive compensation decisions are based on three fundamental principles:

  1.
  Performance based—Incentive compensation is designed to motivate behavior that will drive strong financial performance with the intent of creating stockholder value. Executive compensation varies in relation to ATK's financial performance.

  2.
  Competitive—ATK must offer a competitive total compensation package to our executives in order to attract and retain a talented executive leadership group. To ensure we remain competitive and promote executive retention, ATK conducts an annual market analysis for both direct and indirect compensation.

  •
  Total direct compensation (base salary, annual incentive, long-term incentive) is benchmarked against a company specific peer group of close business competitors of comparable size. This custom peer group is referred to as the "Compensation Benchmarking Peer Group." During fiscal year 2013, the Committee made some minor changes to the Compensation Benchmarking Peer Group, as described in more detail below.

  •
  Indirect compensation programs (benefits) are evaluated separately from direct compensation through the Company's regular benefit review and benchmarking process. For all employees, ATK considers market data from aerospace and defense industry companies as well as close business competitors in a relevant revenue size range.

  3.
  Aligned with stockholder interests—ATK will achieve the best results for its stockholders when its executives act and are rewarded as owners in the business.

  •
  A significant portion of an executive's total direct compensation is equity-based through long-term incentives in the form of performance shares, stock options and restricted stock awards.

  •
  Achievement of goals established under performance share awards is measured against the performance of ATK's industry peer group that consists of companies of various sizes, including companies that are much larger than ATK. This peer group is referred to as the "Performance Peer Group" and is described in more detail below.

  •
  Executive officers have been required to retain at least 30% of the gross number of shares (which is approximately 50% of the shares remaining after taxes are withheld) received as compensation and to hold such shares until the executive leaves the Company. In March 2013, the Committee revised the holding requirement to a 50% net share calculation to align with market practice when stock options are granted as a regular part of the long-term incentive compensation program. This change was necessary to enable executives to perform a partial cashless exercise of stock options and meet the holding requirement without obtaining financing or using cash to cover the exercise price and taxes.

Compensation Risk Assessment Process and Conclusion

        The Company has reviewed and assessed its incentive compensation plans and programs and concluded that the Company's compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company. During the last fiscal year, the Committee reviewed the Company's assessment process and discussed with management the impact of ATK's compensation policies and practices on risk taking within the Company.

        ATK believes that its incentive compensation programs are designed and administered in a manner that discourages excessive or inappropriate risk taking by employees, for the following reasons:

  1.
  Adequate oversight of program design and metrics is exercised by either the Personnel and Compensation Committee, which approves all elements of executive compensation, or the corporate Human Resources and/or Finance departments for programs covering all other employees.

  2.
  Compensation programs provide a balanced mix of cash and equity, and annual and long-term incentives.

  3.
  Performance metrics are formulaic (sales, earnings, return on capital, free cash flow, and total stockholder return) and are balanced in order to create a greater focus on sustained value creation over time. In setting the performance metrics, the Committee selects adjustment factors to be used in calculating results in order to eliminate inappropriate influence in the management decision-making process.

  4.
  Maximum payout levels for annual and long-term incentive compensation for all employees are capped and there is limited discretion for varying payments based on individual performance.

  5.
  The Committee has discretion to recoup incentive payments in the event there is a material restatement of the Company's financial results.

  6.
  Executive officers and other management employees are subject to share-retention requirements.

  7.
  Compensation administration and payments are regularly audited by both internal and external auditors.

Determination of Compensation

        The Committee consists entirely of independent directors and is responsible for setting ATK's compensation policies and approving the compensation paid to executive officers.

        For the last six years, the Committee has retained Towers Watson as an independent consultant to advise the Committee on executive compensation matters, including program design, best practices and market trends, and to provide competitive market data regarding executive compensation levels and components of compensation. Each year, before the Committee approves the compensation for the executive officers for the following fiscal year, we review our executive compensation program to (1) assess ongoing market competitiveness and (2) consider both Company and individual performance.

        The Company uses two peer groups with respect to executive compensation. Each peer group serves a specific purpose. One peer group is used for purposes of benchmarking executive compensation for officers in similar positions at the companies within the peer group, as described below (the "Compensation Benchmarking Peer Group"). The other peer group is used for evaluating Company performance under its long-term incentive compensation program and for benchmarking long-term incentive compensation program design within the aerospace and defense industry, as described below (the "Performance Peer Group"). The Performance Peer Group is not used to benchmark compensation levels because of ATK's smaller revenue size compared to companies in this group. Companies in the Performance Peer Group have similar market challenges to those of ATK and provide investment alternatives for ATK's stockholders and, therefore, are the most appropriate companies for comparing ATK's financial performance.

        Compensation Benchmarking Peer Group.    In general, it is our intention that the Committee use market survey data in setting executive compensation levels. As described above, the Committee has established a custom peer group that is used to benchmark executive compensation levels. This peer group consists of companies with revenues between $1 billion and $20 billion in the following industry classifications: (1) aerospace and defense, (2) industrial manufacturing, and (3) automotive/transportation. Within these industries, ATK identified companies that were both market competitors for executive talent and within the relevant size range based on revenue.

        As part of the fiscal year 2014 executive compensation benchmarking review, Towers Watson reassessed the Corporation's executive compensation benchmarking peer group in accordance with the parameters described above. Towers Watson identified potential adjustments to the peer group as a result of mergers, acquisitions or other transactions and changes in market survey participants and recommended changes to the peer group. Based on this recommendation, the Committee determined that (1) Eaton Corporation and Parker-Hannifin Corporation should be excluded from the existing peer group based on their size and the nature of their business, (2) Meritor, Inc. would be excluded from the peer group because that company no longer participates in the Towers Watson general industry survey database, (3) Exelis Inc. (a new company formed from a spin-off from ITT Corporation (an existing peer company)) should be added to the peer group, and (4) Esterline Technologies Corporation (a new participant in the Towers Watson general industry survey database) should be added to the peer group because it is an aerospace and defense company within an acceptable size range (based on revenue).

        The resulting custom peer group consists of the following 18 companies:

AMETEK, Inc.	Mine Safety Appliances Company
Barnes Group Inc.	Oshkosh Corporation
Curtis-Wright Corporation	Rockwell Automation, Inc.
Esterline Technologies Corporation	Rockwell Collins, Inc.
Exelis Inc.	Rolls-Royce Holdings plc
Hexcel Corporation	Spirit AeroSystems Holdings, Inc.
ITT Corporation	SPX Corporation
Kaman Corporation	Textron Inc.
L-3 Communications Holdings, Inc.	The Timken Company

        The Committee uses the competitive market data from the Compensation Benchmarking Peer Group as a guide to establish a targeted level of total direct compensation (base salary, annual incentive, and long-term incentives) for each executive officer position. The data for each position are compared to the current compensation levels of the respective executive officers, and ATK's CEO then makes recommendations to the Committee on the pay levels for officers (other than himself) based on the CEO's assessment of the officer's performance. The Committee retains discretion to make adjustments such that the compensation of individual executive officers may be above or below the market level. The level of compensation for ATK's CEO is determined solely by the Committee, with assistance and guidance from the Committee's compensation consultant.

        Performance Peer Group.    For the purposes of establishing performance goals, evaluating Company performance and benchmarking the components of the Company's long-term incentive compensation program, the Committee uses the industry peer group identified below. Using this particular industry peer group for this purpose ensures that the performance share awards granted to ATK's executive officers reflect a "pay-for-performance" alignment with companies within ATK's industry. The Performance Peer Group was used to determine relative Total Stockholder Return ("TSR") performance for the fiscal year 2011-2013 performance period and will be used to determine relative performance for the 2012-2014, 2013-2015 and 2014-2016 long-term incentive compensation programs.

        In setting performance goals for the fiscal year 2014-2016 long-term incentive compensation program, the Committee adjusted the Performance Peer Group to reduce the weighting of large-cap aerospace companies by substituting mid-cap defense and aerospace companies in their place. The Committee determined to remove The Boeing Company, Curtiss-Wright Corporation, Honeywell International Inc., Precision Castparts Corp., Spirit

AeroSystems Holdings, Inc., and United Technologies Corporation from the Performance Peer Group and to add Esterline Technologies Corporation, Exelis Inc., FLIR Systems, Inc., and Harris Corporation to the Performance Peer Group. The characteristics of the new Performance Peer Group more closely resemble ATK's markets and market capitalization and create better alignment between the peer group and ATK.

        This resulting peer group consists of the following 18 globally diverse companies in aerospace, defense and commercial markets:

AAR Corp.	L-3 Communications Holdings, Inc.
BE Aerospace, Inc.	Lockheed Martin Corporation
CAE Inc.	Moog Inc.
Esterline Technologies Corporation	Northrop Grumman Corporation
Exelis Inc.	Orbital Sciences Corporation
FLIR Systems, Inc.	Raytheon Company
General Dynamics Corporation	Rockwell Collins, Inc.
Harris Corporation	Teledyne Technologies Incorporated
Hexcel Corporation	TransDigm Group Incorporated

Elements of ATK's Executive Compensation Program

        The primary elements of ATK's executive compensation program are:

Compensation Element	Objective
Base salary	To provide a fixed level of cash compensation for sustained individual performance

Annual incentive	To reward executives for their contributions to ATK's short-term financial and operational performance

Long-term compensation	To align management's interests with those of ATK's stockholders through the use of stock incentive programs designed to reward financial performance that creates stockholder value over time and to serve as a retention vehicle for top executive talent

Perquisites	To provide a competitive total compensation package

Benefits	To provide a competitive total compensation program and support the retention of key executive talent

        The various elements afford flexibility in designing an executive compensation package and allow the Committee to focus executive officers' efforts on both short-term and long-term business objectives. Prior to the beginning of each fiscal year, the Committee meets at a regularly scheduled meeting to establish base salary and annual and long-term incentive compensation levels for ATK's executive officers for the following fiscal year.

        The Committee approves all grants of equity awards to executive officers, and ATK does not backdate, reprice or grant equity awards retroactively. Payments of equity and cash compensation are audited for conformity to amounts authorized by the Committee and for compliance with applicable processes and procedures.

Base Salaries

        The base salary component of our executive compensation program is the least variable relative to Company performance. The base salary levels for our executive officers are targeted at the 50th percentile of the companies in our Compensation Benchmarking Peer Group.

        The Committee conducted its annual review of our executive officers' base salaries at the Committee's March 2013 meeting. The Committee approved a base salary increase effective April 1, 2013 (the first day of ATK's fiscal year 2014) for each executive officer listed in the Summary Compensation Table.

        The decision to give an executive officer a base salary increase and the amount of that increase was made by considering competitive salary levels and merit increase budgets for executive officers in similar positions at the 18 companies within ATK's Compensation Benchmarking Peer Group, the officer's specific responsibilities and experience, and recommendations on individual performance made by our CEO for each officer other than himself. Salary increases for fiscal year 2014 for the executive officers named in the Summary Compensation Table other than the CEO range between 2.5% and 3%. The Committee approved a 2.5% salary increase for Mr. DeYoung positioning his salary just above the market median of the Compensation Benchmarking Peer Group. The Committee has accomplished its stated objective of moving Mr. DeYoung's salary to the market median over time.

Compensation for Fiscal Year 2013

Annual Incentive Compensation

        The primary purpose of the fiscal year 2013 annual incentive opportunity was to motivate and reward executives for their contributions to ATK's performance by making a large portion of their cash compensation variable and dependent upon annual Company and business group financial goals and individual performance. In general, at the target performance level, the amount of annual incentive payment was 55% of total annual cash compensation for the CEO and ranged from 35%—45% of total annual cash compensation for the other executive officers named in the Summary Compensation Table below.

        Annual incentive compensation for the fiscal year ended March 31, 2013 was paid under ATK's Executive Officer Incentive Plan, a cash-based pay-for-performance plan. At the beginning of fiscal year 2013, the Committee set the annual incentive performance goals for the fiscal year ending March 31, 2013 at the corporate and group levels to be earnings before interest and taxes ("EBIT"), sales and free cash flow. The weighting for each metric is shown in the table below. EBIT and sales were defined in accordance with generally accepted accounting principles and "free cash flow" was defined to be cash provided from operations less capital expenditures plus asset sales.

        In addition to specifying the performance levels to be achieved, at the beginning of the performance period the Committee also designated, in accordance with the requirements of Section 162(m) of the Internal Revenue Code, certain adjustments that would be made when calculating the achievement of the performance results. The adjustment factors (designated under ATK's Executive Officer Incentive Plan) eliminate the negative or positive effects of certain items in calculating performance results in order to mitigate inappropriate influence in the management decision-making process.

        In April 2013, the Committee evaluated the Company's results on each of the performance goals for the fiscal year ended March 31, 2013 and applied the applicable adjustment factors in calculating the financial results. ATK's financial performance exceeded the maximum performance goals for all three financial metrics: EBIT, sales, and free cash flow. The required adjustment was made to the EBIT results to remove the impact of restructuring charges taken during the year. Required adjustments were also made to free cash flow to remove the positive or negative cash impacts, net of cash taxes, of (1) the LUU Flare settlement payment, (2) the pension funding requirement changes resulting from the Moving Ahead For Progress in the 21st Century Act (MAP 21), (3) restructuring charges taken during the year related to business rationalization, and (4) the impact of the early extinguishment of debt related to the September 2012 refinancing activities. There were no required adjustments related to the sales results for the fiscal year. These adjustments had no impact on the actual payout because the performance with respect to EBIT, sales and free cash flow already exceeded the maximum performance levels before and after the adjustments. The overall Company results were:

Goals ($ in Millions)	Threshold Performance Goal	Target Performance Goal	Maximum Performance Goal	Reported Results	Adjusted Results
ATK EBIT	$348	$393	$428	$469.6	$471.3

ATK Sales	$3,850	$4,050	$4,200	$4,362.1	$4,362.1

ATK Cash	$92.5	$122.5	$152.5	$176.9	$223.6

        The table below shows the performance measures and respective weightings and the overall performance level achieved under the annual incentive program for Mr. DeYoung and Mr. Cortese. Last year, in recognition of the lower financial performance goals that were set for fiscal year 2013, as compared to the Company's fiscal year 2012 performance and in consideration of the interests of ATK's stockholders with respect to these lower expectations, the Committee reduced the maximum payout opportunity from 200% of target to 125% of target (except for Mr. Cohen). Mr. Cohen's maximum annual incentive opportunity for fiscal year 2013 was 200% of target (rather than 125% of target) because the Committee approved the terms of Mr. Cohen's offer of employment with ATK (including his fiscal year 2013 annual incentive amount) in accordance with ATK's compensation practices at the time of the offer.

Financial Measures	Weightings	Overall Target Incentive Achieved
ATK EBIT	50%	125.00%

ATK Sales	25%	125.00%

ATK Cash	25%	125.00%

		125.00%

        The table below shows the performance measures and respective weightings and the overall performance level achieved under the annual incentive program for Mr. Kahn and Mr. Larson.

Financial Measures	Weightings	Overall Target Incentive Achieved (Mr. Kahn)	Overall Target Incentive Achieved (Mr. Larson)
ATK EBIT	25%	125.00%	125.00%

ATK Sales	25%	125.00%	125.00%

Business Group EBIT	17%	125.00%	125.00%

Business Group Sales	17%	125.00%	116.93%

Business Group Cash	16%	125.00%	125.00%

		125.00%	123.63%

        The Committee has the ability to adjust an officer's payment upward (unless the officer is covered by Section 162(m) of the Internal Revenue Code) or downward based on individual performance. Generally, 25% of the annual incentive payment amount is based on individual performance. While the Committee determines and approves all annual incentive awards and payments for the executive officers, it considers the CEO's assessment of the individual performance of each of the executive officers other than himself. The Committee assesses the performance of the CEO in making any discretionary adjustment to the CEO's annual incentive payment. No adjustments were made for any of the executive officers named in this proxy statement. The Committee decided to award the CEO the full amount of the discretionary portion of his annual incentive payment based on his performance in (1) operational excellence, including world-class results in safety and environmental stewardship; (2) implementation of the Company's

Performance Enterprise System, leading to process improvements, manufacturing efficiencies, and overall cost savings and margin improvement; and (3) customer support and delivery, resulting in several key supplier awards from commercial customers such as Cabela's, Wal-Mart, and Rolls-Royce.

        The following table sets forth the threshold, target and maximum annual incentive compensation amounts established by the Committee in March 2012 and the actual cash incentive paid for fiscal year 2013 performance for each of the named executive officers:

	Annual Cash Incentive Amounts			Actual Incentive
	Threshold	Target	Maximum
Mr. DeYoung	$600,000	$1,200,000	$1,500,000	$1,500,000

Mr. Cohen	$240,000	$480,000	$960,000	$960,000	*

Mr. Kahn	$136,923	$273,845	$342,306	$342,306

Mr. Larson	$141,265	$282,529	$353,161	$349,291

Mr. Cortese	$119,532	$239,063	$298,829	$298,829

*
Even though, in March 2012, the Committee reduced the maximum annual incentive payout opportunity for fiscal year 2013 from 200% of target to 125% of target for the executive officers of the Company, Mr. Cohen's maximum annual incentive opportunity for fiscal year 2013 remained at 200% of target because the Committee approved the terms of Mr. Cohen's employment offer consistent with ATK's compensation practices at the time of the offer.

Long-Term Incentive Compensation

        The long-term incentive compensation program for the fiscal year 2011-2013 performance period was designed to create long-term stockholder value through grants of performance awards with a payout determined by the achievement of Company financial objectives (70% of the overall award value) and total stockholder return (30% of the overall award value). The Committee granted the performance awards and established the performance goals in 2010 at the beginning of ATK's fiscal year 2011. When translating the compensation levels for stock awards, ATK used the closing stock price on the business day immediately preceding the Committee meeting date on which the grants were approved. The specified financial performance metrics were EPS (with a 75% weighting) and sales (with a 25% weighting) goals for fiscal year 2013, subject to a minimum average year-end after-tax return-on-invested-capital ("ROIC") for the three-year period. The awards, if earned, are paid in shares of ATK common stock.

        On March 31, 2013, the fiscal year 2011-2013 performance period ended. Based on the audited financial results for the fiscal year ended March 31, 2013, and after the required adjustments, the Committee determined that ATK achieved 45.93% of the target incentive goal for fully diluted EPS and did not achieve the threshold incentive goal for sales (which included significant challenges for both organic and inorganic growth). The results for the average year-end ROIC met the level of performance required without triggering an adjustment to the payout level. The payout of the performance shares is shown in the Option Exercises and Stock Vested table in this proxy statement. In April 2013, the Committee determined that the total stockholder return goal was not achieved and, therefore, there was no payout of performance shares based on relative total stockholder return for the fiscal year 2011-2013 performance period. The details of each performance measure and results are described below.

        Financial Performance Growth Measures.    The financial performance growth metrics established by the Committee under the long-term incentive award were: (1) EPS and sales goals for fiscal year 2013 and (2) an average year-end after-tax return-on-invested-capital ("ROIC") goal for the three-year fiscal 2011-2013 performance period. Any payment of the long-term incentive award with respect to financial performance was to be reduced incrementally to the extent the ROIC goal was not achieved. At the beginning of the performance period the Committee had also designated, in accordance with the requirements of Section 162(m) of the Internal Revenue Code, certain adjustments that would be made when calculating the achievement of the performance results in order to eliminate inappropriate influence in the management decision-making process. The required adjustments were made to the earnings per share results to remove the positive or negative impacts of (1) the tax benefit from an increased Domestic Manufacturing Deduction relating to pension funding changes resulting from MAP 21, (2) the debt restructuring benefit related to the September 2012 refinancing activities, and (3) restructuring charges taken during the year related to business rationalization. There were no required adjustments related to the sales results for the fiscal year. The overall Company results were:

	Financial Performance Growth Measure
	Threshold Performance Goal	Target Performance Goal	Maximum Performance Goal	Reported Results	Adjusted Results
ATK fiscal year 2013 EPS	$8.00	$9.10	$10.10	$8.34	$8.25

ATK fiscal year 2013 Sales (in millions)	$4,800	$5,400	$6,000	$4,362.1	$4,362.1

ATK Three-Year Average Year-End ROIC (level required for no adjustment to payout levels)	12%	12%	12%	13.2%	13.1%

        Relative Total Stockholder Return.    The relative total stockholder return goal established by the Committee under the long-term incentive award was measured against the Performance Peer Group of 20 globally diverse companies in aerospace, defense and commercial markets. Total stockholder return was defined as the three-year annualized rate of return reflecting stock price appreciation plus reinvestment of dividends.

        The incentive opportunity for the fiscal year 2011-2013 performance period was as follows:

	Relative TSR Performance Measured Against Peer Group
	Threshold	Target	Maximum	Results	Payout
Performance Goal	35th Percentile	75th Percentile	90th Percentile	<35th Percentile	0

        The Company's ranking within the peer group was less than the 35th percentile for the fiscal year 2011-2013 performance period and, accordingly, there was no payout with respect to this performance metric.

  Vesting of First Installment of Restricted Stock Under the Fiscal Year 2013-2015 Long-Term Incentive Program

        In March 2012, the Committee established the long-term incentive compensation program for the fiscal year 2013-2015 performance period. Consistent with market practices, the long-term incentive compensation program consisted of a mix of performance shares (40% of long-term incentive opportunity), restricted stock (40% of long-term incentive opportunity), and stock options (20% of long-term incentive opportunity). The restricted stock awards vest in three equal annual installments commencing on the first anniversary of the date of grant. The first installment vested on March 6, 2013. The vesting of these awards is shown in the Option Exercises and Stock Vested table in this proxy statement.

  Vesting of First Installment of Special Restricted Stock Award for Mr. Cohen

        In connection with Mr. Cohen's offer of employment in fiscal year 2012, the Committee granted Mr. Cohen a restricted stock award upon his commencement of employment with ATK valued at $500,000, which vests in three equal annual installments contingent upon his continued employment as Chief Financial Officer of ATK. The first installment vested on February 21, 2013 and the vesting of the shares of restricted stock is shown in the Option Exercises and Stock Vested table in this proxy statement.

Realized Pay Table for Fiscal Year 2013

        The table below supplements the Summary Compensation Table that appears elsewhere in this proxy statement. The table below shows the compensation actually realized for fiscal year 2013 for each of the named executive officers who served as an executive officer at the end of fiscal year 2013. This table differs substantially from the Summary

Compensation Table in that this table does not include "Change in Pension Value" and "All Other Compensation" and reports the value realized on equity compensation for fiscal year 2013 in lieu of the grant date fair value of awards that were granted in fiscal year 2013 for future performance. A column has been included in this table to show the target value of long-term incentive awards on the date of grant. We believe this presentation of realized compensation provides an alternative understanding of the linkage between actual pay and actual performance for fiscal year 2013, as well as our pay-for-performance philosophy.

				Long-Term Incentive Program
Name	Fiscal Year	Salary ($)	Annual Incentive Award ($)	Payout ($)	Grant Value at Target ($)	Stock Option Exercises ($)	Stock Award Vesting ($)	Total ($)
Mr. DeYoung	FY13	$1,000,000	$1,500,000	$609,058	$2,000,000	$—	$590,570	$3,699,628

Mr. Cohen	FY13	$600,000	$960,000	$—	N/A	$—	$413,345	$1,973,345

Mr. Kahn	FY13	$425,464	$342,306	$106,530	$245,000	$36,000	$68,318	$978,618

Mr. Larson	FY13	$439,161	$349,291	$124,847	$410,000	$—	$76,130	$989,429

Mr. Cortese	FY13	$434,660	$298,829	$102,008	$335,000	$—	$68,318	$903,815

Fiscal Year 2014 Compensation Decisions

Annual Incentive Compensation

        The goal-setting process for the Company's annual incentive compensation program begins with the CEO working with the Personnel and Compensation Committee to establish performance measures that will provide the appropriate incentives to management for achieving ATK's annual financial performance goals. The CEO then works with management to design internal strategic business plans to achieve the annual financial goals. These goals are presented to ATK's Board of Directors for discussion and approval. The Committee considers the strategic business plans as presented to the Board of Directors when approving the performance goals for executive officer annual incentive compensation.

        In March 2013 and April 2013, the Committee set the performance goals for the annual incentive compensation program for the fiscal year ending March 31, 2014 under ATK's Executive Officer Incentive Plan. The Committee continued to believe that EBIT, sales and free cash flow are the appropriate measures to drive annual Company financial performance. EBIT and sales are defined in accordance with generally accepted accounting principles and free cash flow is defined as cash provided from operations less capital expenditures plus asset sales. At the corporate level, the performance goals are weighted 50% on ATK's EBIT, 25% on ATK's sales and 25% on ATK's free cash flow, which are the same weightings as for the prior fiscal year. The target level of performance established for each performance goal is based on the Company's financial performance expectations for fiscal year 2014. The target levels of performance are considered by the Committee and management to be challenging but achievable. ATK is not providing any guidance, nor updating any prior guidance of its future performance, by reference to these targets.

        When setting the goals, the Committee also specified that in determining and calculating the performance results at the end of the fiscal year, adjustments will be made (in accordance with the provisions of the Executive Officer Incentive Plan) to eliminate the negative or positive effects of: charges for extraordinary items and other unusual or non-recurring items of loss or gain; asset impairments; litigation or claim judgments or settlements; changes in the Internal Revenue Code or tax rates; changes in accounting principles (including the impact of any changes in ATK accounting policies); changes in other laws, regulations or other provisions affecting reported results (including the impact of sequestration); charges relating to restructurings, discontinued operations, severance and contract termination and other costs incurred in rationalizing certain business activities; gains or losses from the acquisition or disposition of businesses or assets (including the operating results and related transaction costs of any acquisition or disposition of businesses or assets) or from the early extinguishment of debt; and foreign currency exchange gains or losses. Actual performance will be measured following the end of the performance period. The Committee retains the discretion to adjust incentive payment amounts downward after the adjustments have been calculated.

        As part of the annual review of individual executive officer compensation levels, the Committee reviewed and established the annual incentive payment opportunity (expressed as a percentage of base salary) for threshold, target and maximum performance for each of the executive officers. The target percentage amount for each executive officer was set to be near the market median for the respective officers in similar positions within the companies in ATK's Compensation Benchmarking Peer Group, with the exception of Mr. DeYoung. The Committee decided to retain Mr. DeYoung's target annual incentive compensation opportunity at 120% of his base salary, consistent with the previous year's level (versus 100% at the market median), because the Committee did not want to decrease Mr. DeYoung's compensation in view of the Committee's positive assessment of Mr. DeYoung's performance as CEO. The Committee established the maximum payout opportunity as 200% of target. The maximum percentage established is the maximum an executive officer can earn. No payment will be earned unless performance meets the threshold level. The percentages for each named executive officers are as follows:

	Annual Cash Incentive Targets (%)
	Threshold	Target	Maximum
Mr. DeYoung	60%	120%	240%

Mr. Cohen	40%	80%	160%

Mr. Kahn	32.5%	65%	130%

Mr. Larson	32.5%	65%	130%

Mr. Cortese	27.5%	55%	110%

        The annual incentive payment opportunity at each level of performance for each named executive officer for the fiscal year ending March 31, 2014 is shown in the Grants of Plan-Based Awards table in this proxy statement.

Long-Term Incentive Compensation

        The Committee determines the framework and goals for the Company's long-term incentive compensation program. When considering the fiscal year 2014-2016 long-term incentive program design, the Committee reviewed the various types of long-term incentive awards being used by peer companies as well as the mix of long-term compensation being delivered through restricted stock, stock options and other performance-based awards. This peer-company review included companies within ATK's Compensation Benchmarking Peer Group as well as the Performance Peer Group of aerospace, defense and commercial companies described above. The results indicated that the mix of long-term incentives granted last year continues to be consistent with market practice and, therefore, the Committee decided to follow the same grant practices for the fiscal year 2014-2016 long-term incentive compensation program. The key elements and objectives of the long-term incentive program for the Company's executive officers are shown below.

 Fiscal Year 2014-2016 Long-Term Incentive Compensation Program

Value*	Type of Award	Objectives	Key Terms
40% of long-term incentive opportunity	Performance Shares	Performance growth program to drive sales growth and return on invested capital ("ROIC")	Measured over a three-year period; sales growth performance is relative to industry peer group; specific percentages established for ROIC performance; payout in shares of ATK common stock

40% of long-term incentive opportunity	Restricted Stock	Retention, with underlying value driven by stock-price performance	Equal annual installment vesting over a three-year period

20% of long-term incentive opportunity	Stock Options	Long-term stock price appreciation	Exercise price equal to fair market value of ATK stock on the date of grant; equal annual installment vesting over a three-year period; 10-year term

*
The value of the performance shares and restricted stock was determined using the closing sale price of ATK common stock on the grant date of the award. The value of the stock options was determined using the Black-Scholes option pricing model on the grant date of the award.

        The framework for the performance growth program is explained below.

Performance Growth Program Measurement Framework
(40% of Executive Officers' Long-Term Incentive Opportunity)

        For the fiscal year 2014-2016 performance period, two metrics were selected to achieve a balance between ATK's strategic objectives for top-line growth and return on investment through profitability and efficient utilization of capital. The relative sales growth metric will measure ATK's sales growth performance over the three-year period against the sales growth of the Performance Peer Group of aerospace, defense and commercial companies described above. ROIC is defined to exclude fluctuations in Other Comprehensive Income (OCI), as described below. The design is a dual-threshold matrix which requires the achievement of at least minimum levels of performance for both metrics.

Award Matrix—Percent of Target Award Payable

	3-Year Average ATK ROIC
Relative Sales Growth (%) (Includes Acquisitions)	8.00%	8.80%	9.60%	10.80%	12.00%
25th %tile	25.0%	37.5%	50.0%	75.0%	100.0%

37.5%tile	37.5%	50.0%	75.0%	100.0%	125.0%

50th %tile	50.0%	75.0%	100.0%	125.0%	150.0%

62.5%tile	75.0%	100.0%	125.0%	150.0%	175.0%

75th %tile	100.0%	125.0%	150.0%	175.0%	200.0%

  •
  No payout if the Relative Sales Growth is below the 25th percentile or the 3-year average ROIC is below 8.00%.

  •
  Other Comprehensive Income (OCI) will be held at the March 31, 2013 balance for calculation purposes in order to neutralize the positive or negative impact on the results, largely due to fluctuations in pension assumptions in OCI. (In other words, invested capital will not be increased or decreased as a result of fluctuations in OCI.)

  •
  The actual amounts payable will be interpolated on a straight-line basis between the threshold and target, or the target and maximum, as defined below:

	Threshold	Target	Maximum
Performance Goal	25th percentile relative sales growth and 8% ROIC	50th percentile relative sales growth and 9.6% ROIC	75th percentile relative sales growth and 12% ROIC

Share Payout	25% of Target	100% of Target	200% of Target

        When setting the goals, the Committee also specified that in determining and calculating the performance results at the end of the performance period, adjustments will be made to eliminate the negative or positive effects of charges for extraordinary items and other unusual or non-recurring items of loss or gain; asset impairments; litigation or claim judgments or settlements; changes in the Internal Revenue Code or tax rates; changes in accounting principles (including the impact of any changes in ATK accounting policies); changes in other laws, regulations or other provisions affecting reported results (including the impact of sequestration); charges relating to restructurings, discontinued operations, severance and contract termination and other costs incurred in rationalizing certain business activities; gains or losses from the acquisition or disposition of businesses or assets (but only with respect to transaction costs of any acquisition or disposition of businesses or assets) or from the early extinguishment of debt; and foreign currency exchange gains or losses. Actual performance will be measured following the end of the performance period. The Committee retains the discretion to adjust incentive payment amounts downward after the adjustments have been calculated.

        In March 2013, the Committee approved the amount of each executive officer's long-term incentive award opportunity based on the Committee's review and assessment of the market competitiveness of the officers' target level of total direct compensation, including long-term incentive compensation. The amounts of the awards are shown in the Grants of Plan-Based Awards table in this proxy statement. Pursuant to Mr. Cohen's offer of employment in fiscal year 2012, the Company agreed to increase his fiscal year 2014-2016 long-term incentive award to an amount equal to two times the target amount, contingent upon his continued employment as Chief Financial Officer of ATK and subject to achievement of the performance goals. The Committee determined to allocate 75% of Mr. Cohen's target amount ($1,500,000) in the same proportions and types of awards as for the other executive officers of the Company and allocate the remaining 25% of the target amount in the form of restricted stock, with $200,000 in shares vesting after three years and $300,000 in shares vesting in three equal annual installments commencing on the first anniversary of the date of grant. The amounts of these awards are also shown in the Grants of Plan-Based Awards table in this proxy statement.

Recoupment and Forfeiture

        The Company has had in place for more than three years a recoupment policy that reserves the right of the Committee to recoup any incentive awards from an executive officer if there is a material restatement of the Company's financial results. If the Committee determines a recoupment is appropriate in the exercise of its discretion, considering all the facts and circumstances, the executive officer shall forfeit and pay back a portion, or all, of the outstanding or previously granted awards as determined by the Committee. This includes awards that are deferred into the ATK Nonqualified Deferred Compensation Plan. The recoupment policy applies to all awards granted after December 31, 2009, and includes any form of cash or equity compensation other than base salaries.

Perquisites

        To ensure that ATK delivers a competitive total compensation package to our executives, we provide standard executive perquisites. For fiscal year 2013, the perquisite package included the following components:

  •
  Perquisite allowance

  •
  Executive disability insurance

  •
  Executive health exams

  •
  Umbrella liability insurance program

  •
  Reimbursement for spousal travel expenses for certain ATK sponsored events

        None of the perquisites listed above included a tax gross-up. Perquisites represent significantly less than 5% of any executive officer's total direct compensation. All perquisites paid to our named executive officers are disclosed in the Summary Compensation Table under the "All Other Compensation" column.

Benefits

        To ensure we provide a competitive total compensation program and support our efforts to attract and retain key executive talent, ATK also provides indirect compensation, such as health and welfare benefits and retirement benefits. ATK's benefits programs offer flexibility and choice. Under our benefit programs, employees have the opportunity to choose which benefits fit their personal family and financial needs.

        Health & Welfare Benefits.    Our executive officers participate in the same health and welfare programs as all other ATK employees.

        Retirement Benefits.    In general, our executive officers participate in the standard employee retirement programs. Supplemental executive retirement plans are also provided. See the discussion in this proxy statement under the headings "Pension Benefits" and "Nonqualified Deferred Compensation."

        On January 31, 2013, the Personnel and Compensation Committee approved amendments to ATK's qualified retirement plans to freeze the current pension formulas for affected employees who earn a benefit under ATK's defined benefit pension plans and to implement a new cash balance formula. The changes also provide for an increase in the maximum matching contribution in ATK's 401(k) Plan for those affected employees. In connection with these amendments, the Committee also approved similar changes to ATK's nonqualified Defined Benefit Supplemental Executive Retirement Plan ("DB SERP") and Defined Contribution Supplemental Executive Retirement Plan ("DC SERP") for certain highly compensated employees. ATK expects these plan amendments to enhance its business competitiveness and also make its benefit costs more predictable and sustainable.

        Specifically, the key amendments to ATK's qualified and nonqualified retirement plans are as follows:

  •
  Effective June 30, 2013, a freeze of affected employees' current pension formulas under ATK's qualified defined benefit pension plans.

  •
  Effective July 1, 2013, the implementation of a new cash balance formula in those pension plans, in which each affected employee will have a hypothetical individual account that will be provided with pay credits based on the sum of that employee's age plus years of pension service as of December 31 of each calendar year, plus 4% annual interest credits.

  •
  Effective July 1, 2013, an increase in the maximum matching contribution in ATK's 401(k) Plan for affected employees, to 4.5% of eligible pay.

  •
  After June 30, 2013, DB SERP participants will no longer earn benefits based on the current formulas under the qualified defined benefit plans. Instead, those participants will earn benefits based on the new cash balance formula in the qualified defined benefit plans but only with respect to eligible pay that exceeds the IRS annual compensation limit ($255,000 in 2013) and any eligible pay deferred under ATK's Nonqualified Deferred Compensation Plan.

  •
  Effective July 1, 2013, the provision of a supplemental allocation in the DC SERP equal to the maximum matching contribution percentage in ATK's 401(k) Plan (4.5%) of eligible pay in excess of the IRS annual compensation limit for participants who contribute the maximum allowable before-tax or Roth 401(k) contribution to the 401(k) Plan.

        These amendments to ATK's qualified and nonqualified retirement plans apply to ATK's executive officers. For those executive officers who participate in ATK's qualified and nonqualified defined benefit retirement plans, the impact of the amendments is generally expected to decrease the future benefits they otherwise would have received under those defined benefit retirement plans and increase by a lesser amount the benefits they are anticipated to receive under ATK's defined contribution plans (the 401(k) Plan and DC SERP). For those executive officers who do not participate in ATK's defined benefit plans, their future benefits under the DC SERP may increase to provide an equivalent, market-competitive retirement benefit to all of ATK's executive officers. ATK's named executive officers and other employees affected by the pension formula change will retain benefits earned through June 30, 2013 under their current pension formulas.

        Nonqualified Deferred Compensation.    We offer a nonqualified deferred compensation plan as a tool for our key employees to plan for their financial future. This plan is designed to allow for retirement savings above the limits imposed by the Internal Revenue Service for 401(k) plans on a tax-deferred basis. In general, beyond the potential for a small 401(k) make-up match included in the Summary Compensation Table, amounts credited to an employee's account under the plan reflect the employee's voluntary deferral of compensation. All accounts are credited with earnings and investment gains and losses by assuming that deferred amounts were invested in one or more investment alternatives selected by the participant under the terms of the plan. These investment choices are generally the same as those offered to all ATK employees through the ATK 401(k) Plan. Balances in the deferred compensation plan reflect amounts that have accumulated over time.

        Severance.    From time to time, we need to offer an executive officer a severance package in connection with a termination of employment. Generally, the package is aligned with the benefits outlined in ATK's Executive Severance Plan. In certain circumstances, we may offer additional severance benefits to facilitate successful organizational transitions. The Executive Severance Plan is regularly benchmarked against the market to ensure the benefits offered are competitive. Payments made under this plan are described below under the heading "Potential Payments Upon Termination or Change in Control."

        Change-in-Control.    Executive officers participate in our Income Security Plan, which provides for severance payments under certain circumstances following a change-in-control of the Company. We believe this plan helps ensure that our officers will remain focused on the best interests of our stockholders during periods of uncertainty regarding the officers' future employment prospects. Payments under this plan are not triggered solely by a change-in-control, but rather by termination of employment (that meets certain conditions specified in the plan) following a change-in-control. Periodically the Committee reviews the plan design against market competitive practices for such plans. The plan does not include a tax gross-up provision and caps the benefits provided under the plan at the limit established under Section 280G of the Internal Revenue Code in order to avoid both the loss of tax deductions and the imposition of the excise tax pursuant to the Internal Revenue Code. The plan also includes a "sunset" provision applicable to the chief executive officer, the chief financial officer, the chief operating officer (if there is someone in that position) and general counsel of the Company such that after five years of service with the Company in that position the amount payable would gradually be reduced from three times compensation to two times compensation at a rate of two-tenths per year (after a total of nine years of service in that position, the amount payable would be two times compensation).

Compensation Outside the Standard Program

        In certain circumstances, such as hiring a new executive, we may provide compensation outside our standard executive compensation program.

        When we offer employment to a new executive, we follow the guidelines in our executive compensation philosophy, unless individual circumstances, combined with competitive market practices, require us to include additional compensation (e.g., signing bonus or special equity grant) to attract and retain the executive talent we need. In general, we do not pay our executives additional compensation for special projects or program results. We believe that we provide a fair and competitive total compensation package to our executives for delivering business results that are expected and subsumed under our pay-for-performance philosophy.

Stock Holding Requirement

        Each executive officer is required to retain at least 30% of the gross number of shares (which is approximately 50% of the shares remaining after taxes are withheld) of ATK common stock acquired as compensation to ensure that executives' interests and actions are aligned with the interests of ATK's stockholders. In March 2013, the Committee revised the holding requirement to a 50% net share calculation to align with market practice when stock options are granted as a regular part of the long-term incentive compensation program. This change was necessary to enable executives to perform a partial cashless exercise of stock options and meet the holding requirement without obtaining financing or using cash to cover the exercise price and taxes.

        The Committee annually reviews the holdings of executives to ensure compliance with the stock holding requirement. These shares must be held until the executive leaves the Company or is no longer an executive officer.

No Hedging or Pledging of ATK Stock

        The Company's executive officers have provided written representations to the Company that they do not hedge the economic risk of ownership of ATK common stock and have not pledged any of their shares of ATK stock during the last fiscal year.

Tax Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1,000,000 paid to certain executive officers, unless such compensation qualifies as "performance-based compensation." Among other things, in order to be deemed performance-based compensation, the compensation must be based on the achievement of pre-established objective performance criteria and must be pursuant to a plan that has been approved by the Company's stockholders. It is important for ATK to continue to be able to deduct, for tax purposes, compensation paid to its executive officers. Therefore, ATK has taken such actions under its standard compensation programs as may be necessary under Section 162(m) of the Internal Revenue Code to continue to qualify for available tax deductions related to executive compensation. ATK's stockholders approved an amendment and restatement of the Alliant Techsystems Inc. 2005 Stock Incentive Plan in 2012 for the purpose, among others, of meeting the requirements of Section 162(m) of the Internal Revenue Code. The 2005 Stock Incentive Plan was initially approved by ATK's stockholders in 2005 and other amendments and restatements of the Plan were approved by ATK's stockholders in 2007 and 2009. In addition, an amendment and restatement of the Alliant Techsystems Inc. Executive Officer Incentive Plan (a cash incentive plan) was approved by ATK's stockholders in 2011 for the purpose of meeting the requirements of Section 162(m) of the Internal Revenue Code. The Executive Officer Incentive Plan was initially approved by ATK's stockholders in 2006.

        Compensation decisions for our executive officers were made with consideration of the implications of Section 162(m). While the Committee intends to structure arrangements in a manner that preserves deductibility under Section 162(m), the Committee may decide to pay amounts outside of our stockholder approved plans that are nondeductible if it determines that such payments are consistent with our pay-for-performance philosophy and are in the best interests of the Company.

PERSONNEL AND COMPENSATION COMMITTEE REPORT

        The Personnel and Compensation Committee of the Board of Directors has reviewed and discussed with ATK's management the Compensation Discussion and Analysis. Based on this review and these discussions with management, the Personnel and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into ATK's annual report on Form 10-K.

        This report is provided by the Personnel and Compensation Committee:

  Roxanne J. Decyk, Chair
  Tig H. Krekel
  Douglas L. Maine
  Mark H. Ronald
  William G. Van Dyke

 SUMMARY COMPENSATION TABLE

        The following table shows the cash and non-cash compensation awarded to or earned by the Chief Executive Officer, Chief Financial Officer and each of our three other most highly compensated executive officers during fiscal year 2013.

Name and Principal Position	Year(1)	Salary ($)(2)(3)	Bonus ($)	Stock Awards ($)(4)(5)(6)(7)	Option Awards ($)(8)	Non-equity Incentive Plan Compensation ($)(9)(10)(11)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(12)	All Other Compensation ($)(13)	Total ($)
Mark W. DeYoung	FY13	$1,000,000	$0	$3,039,889	$759,992	$1,500,000	$2,380,403	$218,531	$8,898,815
President & Chief Executive	FY12	$917,308	$0	$3,039,969	$760,004	$1,884,600	$2,386,769	$202,547	$9,191,197
Officer	FY11	$735,000	$750,000	$5,351,212	$0	$1,616,643	$1,374,782	$221,383	$10,049,020

Neal S. Cohen	FY13	$600,000	$0	$1,699,826	$299,991	$960,000	$0	$162,807	$3,722,624
Executive Vice President & Chief Financial Officer	FY12	$66,635	$0	$1,699,976	$300,002	$91,541	$0	$20,184	$2,178,338

Michael A. Kahn	FY13	$425,464	$0	$351,870	$87,997	$342,306	$368,474	$43,367	$1,619,478
Senior Vice President & President Defense Group	FY12	$390,365	$0	$351,984	$88,004	$391,349	$483,614	$178,705	$1,884,021

Blake E. Larson	FY13	$439,161	$0	$351,870	$87,997	$349,291	$194,864	$48,301	$1,471,484
Senior Vice President &	FY12	$430,115	$0	$391,965	$98,001	$442,995	$152,592	$43,353	$1,559,021
President Aerospace Group	FY11	$416,687	$0	$928,789	$0	$586,261	$140,200	$80,957	$2,152,894

Steven J. Cortese	FY13	$434,660	$0	$351,870	$87,997	$298,829	$144,366	$39,908	$1,357,630
Senior Vice President,	FY12	$422,000	$0	$351,984	$88,004	$405,015	$139,559	$36,304	$1,442,866
Government Relations & Corporate Communications	FY11	$408,825	$0	$799,080	$0	$645,820	$90,189	$40,490	$1,984,404

(1)
The years reported are ATK's fiscal years ended March 31.

(2)
Includes amounts, if any, deferred at the direction of the executive officer pursuant to ATK's 401(k) Plan or Nonqualified Deferred Compensation Plan. Also includes payments to executive officers in the amounts specified as follows for vacation sold under ATK's vacation buy/sell benefit program: Mr. Kahn, $4,164; and Mr. Larson, $4,501.

(3)
Mr. Cohen joined ATK on February 21, 2012.

(4)
This column shows the aggregate grant date fair value computed in accordance with generally accepted accounting principles in the United States. For fiscal year 2013, the amounts in this column are calculated based on the number of shares awarded multiplied by the closing price of ATK common stock on the date of grant for restricted stock awards and awards that are subject to financial performance growth measures. The amounts that relate to long-term incentive compensation awards of performance shares are calculated at the target payout level. (The amounts do not reflect the actual amounts that may vest or be earned by the executive officers.) The assumptions used in calculating the aggregate grant date fair value of the awards are disclosed in Note 14 to the consolidated financial statements in ATK's Annual Report on Form 10-K for the fiscal year ended March 31, 2013.

For fiscal year 2013, the value of the restricted stock awards and the target value for the fiscal year 2014-2016 performance shares (reflected on above table) for each of the named executive officers are shown in the table below:

Name	Restricted Stock	FY 2014 - 2016
Mr. DeYoung	$1,519,945	$1,519,945
Mr. Cohen	$1,099,872	$599,954
Mr. Kahn	$175,935	$175,935
Mr. Larson	$175,935	$175,935
Mr. Cortese	$175,935	$175,935

The maximum value for the fiscal year 2014-2016 performance shares for each of the named executive officers is shown in the table below:

Name	FY 2014 - 2016
Mr. DeYoung	$3,039,889
Mr. Cohen	$1,199,908
Mr. Kahn	$351,870
Mr. Larson	$351,870
Mr. Cortese	$351,870
(5)
For fiscal year 2012, the amounts in this column are calculated based on the number of shares awarded multiplied by the closing price of ATK common stock on the date of grant for restricted stock awards and awards that are subject to financial performance growth measures. The amounts that relate to long-term incentive compensation awards of performance shares are calculated at the target payout level. (The amounts do not reflect the actual amounts that may vest or be earned by the executive officers.) The assumptions used in calculating the aggregate grant date fair value of the awards are disclosed in Note 14 to the consolidated financial statements in ATK's Annual Report on Form 10-K for the fiscal year ended March 31, 2013. The value of the restricted stock awards and the maximum payout for the fiscal year 2013-2015 performance shares for each of the named executive officers are shown in the table below:

Name	Restricted Stock	FY 2013 - 2015
Mr. DeYoung	$1,519,984	$3,040,025
Mr. Cohen	$1,099,989	$1,199,973
Mr. Kahn	$195,982	$392,021
Mr. Larson	$175,992	$351,984
Mr. Cortese	$175,992	$351,984
(6)
For fiscal year 2011, the amounts in this column are calculated based on the number of shares awarded multiplied by (a) the closing price of ATK common stock on the date of grant for awards that are subject to financial performance growth measures and (b) the fair value determined by an integrated Monte Carlo simulation model for awards subject to a total stockholder return measure. The amounts shown for fiscal year 2011 relate to long-term incentive compensation awards of performance shares at the target payout level. (The amounts do not reflect the actual amounts that may be paid to or realized by the executive officers.) The assumptions used in calculating the aggregate grant date fair value of the awards are disclosed in Note 14 to the consolidated financial statements in ATK's Annual Report on Form 10-K for the fiscal year ended March 31, 2013.

(7)
Fiscal year 2011 reflects awards made for two separate performance periods because no grants were made during fiscal year 2010, but rather were made after the fiscal year end for the fiscal year 2011-2013 performance period. Therefore, during fiscal year 2011, there were two separate stock award grant dates. The first was in May 2010 for the fiscal year 2011-2013 performance period, and the second was in March 2011 for the fiscal year 2012-2014 performance period. The values of the performance awards on the date of grant for each fiscal year at the target and maximum performance levels are shown in the table below. The increase in the value of the awards granted in March 2011 from the awards granted in May 2010 was due to market survey results that indicated our executives' long-term incentive compensation was below market.

At target

Name	FY 2011 - 2013	FY 2012 - 2014
Mr. DeYoung	$2,109,130	$3,242,082
Mr. Larson	$432,346	$496,443
Mr. Cortese	$353,250	$445,830

At maximum

Name	FY 2011 - 2013	FY 2012 - 2014
Mr. DeYoung	$3,552,201	$5,437,602
Mr. Larson	$728,166	$832,623
Mr. Cortese	$595,026	$747,719
(8)
The amount in this column shows the aggregate grant date fair value computed in accordance with generally accepted accounting principles in the United States. The amount is based on the fair value of the stock option award as estimated using the Black-Scholes option-pricing model multiplied by the number of shares subject to the option award. The assumptions used to arrive at the Black-Scholes value are disclosed in Note 14 to the consolidated financial statements in ATK's Annual Report on Form 10-K for the fiscal year ended March 31, 2013.

(9)
For fiscal year 2013, these amounts represent payment of annual incentive compensation for the fiscal year ended March 31, 2013. The annual incentive compensation program and payments are described in the "Compensation Discussion and Analysis" in this proxy statement. Includes amounts, if any, deferred at the direction of the executive officer pursuant to ATK's 401(k) Plan or Nonqualified Deferred Compensation Plan.

(10)
For fiscal year 2012, these amounts represent payment of annual incentive compensation for the fiscal year ended March 31, 2012.

(11)
For fiscal year 2011, these amounts represent payment of annual incentive compensation for the fiscal year ended March 31, 2011 and payment of a long-term cash incentive award for the fiscal year 2009-2011 performance period.

(12)
The amounts in this column represent the aggregate change in the actuarial present value of the officer's accumulated retirement benefits under either the Alliant Techsystems Inc. Pension and Retirement Plan or the Thiokol Propulsion Pension Plan, and the Alliant Techsystems Inc. Defined Benefit Supplemental Executive Retirement Plan. The change from fiscal year 2011 to fiscal year 2012 to Mr. DeYoung's pension value is mainly related to increases in compensation resulting from his promotion to CEO. Mr. Cohen does not participate in a defined benefit retirement plan since he was hired after ATK's pension plans were closed to new participants. See the "Pension Benefits" section in this proxy statement for additional information. No above-market or preferential earnings on any nonqualified deferred compensation was paid to the officers during the last fiscal year and, accordingly, no such amounts are reflected above.

(13)
The table below shows the components of this column for fiscal year 2013, which include perquisites, tax gross-ups, and Company matching contributions to ATK's defined contribution plans. The amounts represent the amount paid or accrued by, or the incremental cost to, the Company.

Name	Perquisite Allowance(1)	Dividends(2)	Disability Insurance Premium	401(k) Plan Contributions (3)	DC SERP Plan Contributions (4)	Umbrella Policy	Tax Gross-Ups(5)	Other Perquisites(6)
Mark W. DeYoung	$50,004	$30,632	$3,779			$4,630	$53,727	$75,759
Neal S. Cohen	$40,000	$21,011	$3,715	$24,981	$10,399	$1,070	$19,420	$42,211
Michael A. Kahn	$30,000	$6,307	$3,566			$1,070		$2,424
Blake E. Larson	$30,000	$3,870	$3,749	$7,234		$1,070	$222	$2,156
Steven J. Cortese	$20,000	$3,547	$3,900	$9,468		$1,070		$1,923
  (1)
  The allowance is not a reimbursement for perquisites. Instead, the annual amount is paid in cash in monthly installments. Accordingly, executive officers have the flexibility in determining how to spend their perquisite dollars and are not required to report how the amounts are used.

  (2)
  This amount represents dividend payments made to named executives on unvested restricted stock awards.

  (3)
  No 401(k) contributions are provided to Mr. DeYoung because participants covered by the Aerospace pension plan formula in the Alliant Techsystems Inc. Pension and Retirement Plan are not eligible for a 401(k) match or non-elective contributions. No 401(k) contributions are provided to Mr. Kahn because participants covered under the Thiokol Propulsion Pension Plan are not eligible for a 401(k) match or non-elective contributions.

  (4)
  No DC SERP is provided for Mr. DeYoung, Mr. Kahn, Mr. Larson and Mr. Cortese because they are covered by a pension plan formula and are not eligible for an allocation.

  (5)
  The amount shown for Mr. DeYoung is for taxes related to the reimbursement of commuting expenses. The amount shown for Mr. Cohen is for taxes related to the reimbursement of relocation expenses.

  (6)
  The amount for Mr. DeYoung includes $68,303 for reimbursement of commuting expenses, including air and ground transportation, lodging and meals. The amounts for Mr. Cohen and Mr. Kahn include $29,627 and $597, respectively, for reimbursement of relocation expenses. The remaining amounts in this column consist of costs for executive annual physical examinations, entertainment related to business events, gifts, and spousal travel and meals for work-related functions.

GRANTS OF PLAN-BASED AWARDS

        The following table summarizes the grants of equity and non-equity plan-based awards made to the executive officers named in the Summary Compensation Table during the fiscal year ended March 31, 2013. The non-equity awards were granted under our amended and restated Executive Officer Incentive Plan, which was approved by stockholders in 2011, and the equity awards were granted under our amended and restated 2005 Stock Incentive Plan, which was approved by stockholders in 2012.

Grants of Plan-Based Awards

									All Other Stock Awards: Number of Shares of Stock or Units (#)
										All Other Option Awards: Number of Securities Underlying Options (#)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards						Grant Date Fair Value of Stock and Options Awards ($)(6)
											Exercise or Base Price of Options Awards ($/Share)
Name	Grant Date(1)	Incentive Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mark W. DeYoung	3/5/2013	Annual(2)	$615,000	$1,230,000	$2,460,000
	3/5/2013	Long-Term Stock(3)				5,777	23,110	46,220				$379,953
	3/5/2013	Restricted Stock(4)							23,110			$1,519,945
	3/5/2013	Stock Options(5)								52,631	$65.77	$759,992

Neal S. Cohen	3/5/2013	Annual(2)	$246,000	$492,000	$984,000
	3/5/2013	Long-Term Stock(3)				2,280	9,122	18,244				$149,956
	3/5/2013	Restricted Stock(4)							16,723			$1,099,872
	3/5/2013	Stock Options(5)								20,775	$65.77	$299,991

Michael A. Kahn	3/5/2013	Annual(2)	$141,030	$282,060	$564,120
	3/5/2013	Long-Term Stock(3)				668	2,675	5,350				$43,934
	3/5/2013	Restricted Stock(4)							2,675			$175,935
	3/5/2013	Stock Options(5)								6,094	$65.77	$87,997

Blake E. Larson	3/5/2013	Annual(2)	$144,796	$289,592	$579,184
	3/5/2013	Long-Term Stock(3)				668	2,675	5,350				$43,934
	3/5/2013	Restricted Stock(4)							2,675			$175,935
	3/5/2013	Stock Options(5)								6,094	$65.77	$87,997

Steven J. Cortese(7)	3/5/2013	Annual(2)	$122,520	$245,040	$490,080
	3/5/2013	Long-Term Stock(3)				668	2,675	5,350				$43,934
	3/5/2013	Restricted Stock(4)							2,675			$175,935
	3/5/2013	Stock Options(5)								6,094	$65.77	$87,997

(1)
The grant date is the date the Personnel and Compensation Committee of the Board of Directors met and approved the awards.

(2)
The amounts for each officer reflect the potential cash payout for the fiscal year 2014 annual incentive program if all performance measures are satisfied at the applicable level. The payout will be determined after the fiscal year ending March 31, 2014. The material terms of the award are described above in the "Compensation Discussion and Analysis" under the subheading "Fiscal Year 2014 Compensation Decisions—Annual Incentive Compensation."

(3)
Each column in this row shows the number of shares of common stock that may be paid out for the fiscal year 2014-2016 performance period if all financial performance growth measures are satisfied at the applicable level. The payout will be determined after the fiscal year ending March 31, 2016. The material terms of the award are described above in the "Compensation Discussion and Analysis" under the subheading "Fiscal Year 2014 Compensation Decisions—Long-Term Incentive Compensation."

(4)
The number of shares of restricted stock shown in this row represents the actual number of shares of restricted stock granted to the named executive officers on March 5, 2013. With the exception of the restricted stock granted to Mr. Cohen, all shares of restricted stock shown in this row vest in three equal annual installments beginning on the first anniversary of the grant date. Mr. Cohen was granted 13,683 shares of restricted stock that will vest in three equal annual installments beginning on the first anniversary of the grant date and 3,040 shares of restricted stock that will vest on the third anniversary of the grant date. The terms of Mr. Cohen's compensation arrangement with the Company for the fiscal year 2014-2016 long-term incentive program are described above in the "Compensation Discussion and Analysis" section under the subheading "Fiscal Year 2014 Compensation Decisions—Long-Term Incentive Compensation."

  The shares of restricted stock shown in this row may also vest upon death, disability, involuntary layoff (provided that at least one year has elapsed from the award date), or a qualifying termination of employment following a change in control of the Company. Dividends are payable on the shares at the same rate as dividends paid on all outstanding shares of our common stock.

(5)
The number of stock options shown in this row represents the actual number of options granted to the named executive officers on March 5, 2013. The option exercise price is the closing sale price of a share of ATK common stock on the New York Stock Exchange on the date of grant. The stock options vest in three equal annual installments starting on the first anniversary of the grant date. The options may also vest in the event of a qualifying termination of employment following a change in control of the Company.

(6)
This column shows the full grant date fair value of the equity awards under FASB ASC Topic 718. Generally, for the long-term stock incentive awards relating to financial performance growth measures, the full grant date fair value is the amount the Company could expense in its financial statements over the awards' performance period assuming performance at the threshold level. Assumptions made in the calculations of these amounts may be found in Note 14 to the audited financial statements in ATK's Annual Report on Form 10-K for the fiscal year ended March 31, 2013.

(7)
Mr. Cortese forfeited all grants reported in this table upon his resignation from employment on May 1, 2013.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table shows the unexercised stock options, restricted stock not vested, and performance share awards not earned as of March 31, 2013 by the executive officers named in the Summary Compensation Table.

	Option Awards						Stock Awards
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable (2)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)(6)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)(5)

Mark W. DeYoung	03/07/2011	—	—	—	—	—	—	—	8,003	(7)	$579,657
	03/07/2011	—	—	—	—	—	—	—	3,430	(8)	$248,435
	03/06/2012	19,638	39,277	—	$56.79	03/6/2022	17,844	$1,292,441	6,691	(9)	$484,629
	03/05/2013	—	52,631	—	$65.77	03/5/2023	23,110	$1,673,857	5,777	(10)	$418,428

Neal S. Cohen	02/21/2012	—	—	—	—	—	5,555	$402,349	—		—
	03/06/2012	7,752	15,504	—	$56.79	03/6/2022	7,044	$510,197	2,641	(9)	$191,288
	03/05/2013	—	20,775	—	$65.77	03/5/2023	16,723	$1,211,247	2,280	(10)	$165,140

Michael A. Kahn	05/19/2006	5,000	—	—	$79.01	05/19/2013	—	—	—		—
	08/03/2010	—	—	—	—	—	3,000	$217,290	—		—
	03/07/2011	—	—	—	—	—	—	—	838	(7)	$60,696
	03/07/2011	—	—	—	—	—	—	—	359	(8)	$26,002
	03/06/2012	2,274	4,548	—	$56.79	03/6/2022	2,067	$149,713	775	(9)	$56,133
	03/05/2013	—	6,094	—	$65.77	03/5/2023	2,675	$193,750	668	(10)	$48,383

Blake E. Larson	09/08/2008	5,000	—	—	$105.63	09/8/2015	—	—	—		—
	03/07/2011	—	—	—	—	—	—	—	1,226	(7)	$88,799
	03/07/2011	—	—	—	—	—	—	—	525	(8)	$38,026
	03/06/2012	2,532	5,065	—	$56.79	03/6/2022	2,301	$166,661	863	(9)	$62,507
	03/05/2013	—	6,094	—	$65.77	03/5/2023	2,675	$193,750	668	(10)	$48,383

Steven J. Cortese(11)	03/07/2011	—	—	—	—	—	—	—	1,101	(7)	$79,745
	03/07/2011	—	—	—	—	—	—	—	472	(8)	$34,187
	03/06/2012	2,274	4,548	—	$56.79	03/6/2022	2,067	$149,713	775	(9)	$56,133
	03/05/2013	—	6,094	—	$65.77	03/5/2023	2,675	$193,750	668	(10)	$48,383

(1)
For a better understanding of this table, we have included an additional column showing the grant dates of stock options, restricted stock and performance share awards.

(2)
Stock options granted in 2006 and 2008 vested on the third anniversary of the grant date. Stock options granted in 2012 and 2013 vest in three equal annual installments beginning on the first anniversary of the grant date.

(3)
Restricted stock awards vest in three equal annual installments beginning on the first anniversary of the grant date, except for the grant made to Mr. Kahn on August 3, 2010 which vests 100% on the third anniversary of the grant date and 3,040 shares of the total amount granted to Mr. Cohen on March 5, 2013 which vest 100% on the third anniversary of the grant date.

(4)
The amounts in this column were calculated using a per share value of $72.43, the closing price of ATK common stock as reported on the NYSE on March 28, 2013, the last trading day of the fiscal year.

(5)
The amounts shown reflect the minimum payout of the performance shares based on achievement at the threshold level of performance. The vesting and payout of any performance shares for the respective performance periods ending on March 31 will be determined after the corresponding fiscal year ending March 31, based on the actual achievement of specified performance goals.

(6)
This table does not include performance share awards granted in 2010 that were earned in part for the three-year performance period ending March 31, 2013. These performance awards were earned in part as described in the

  "Compensation Discussion and Analysis" section under the subheading "Compensation for Fiscal Year 2013—Long-Term Incentive Compensation."

(7)
These shares correspond to a long-term incentive award relating to financial performance growth measures (relative sales growth and return on invested capital) for the period of April 1, 2011 through March 31, 2014.

(8)
These shares correspond to a long-term incentive award relating to a relative Total Stockholder Return performance measure for the period of April 1, 2011 through March 31, 2014. Total Stockholder Return is defined as the three-year annualized rate of return reflecting stock price appreciation plus reinvestment of dividends.

(9)
These shares correspond to a long-term incentive award relating to financial performance growth measures (relative sales growth and return on invested capital) for the period of April 1, 2012 through March 31, 2015.

(10)
These shares correspond to a long-term incentive award relating to financial performance growth measures (relative sales growth and return on invested capital) for the period of April 1, 2013 through March 31, 2016.

(11)
All stock awards and unexercisable option awards for Mr. Cortese were forfeited or cancelled on May 1, 2013 due to his resignation from employment. The vested portion of the option award granted on March 6, 2012 will expire on July 30, 2013.

OPTION EXERCISES AND STOCK VESTED

        The following table provides information for the executive officers named in the Summary Compensation Table regarding the exercise of stock options and vesting of restricted stock during the fiscal year ended March 31, 2013 and the payout of performance shares that were earned during the fiscal year ended March 31, 2013.

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)(3)	Value Realized on Vesting ($)(2)(3)
Mark W. DeYoung	—	—	16,868	$1,199,628

Neal S. Cohen	—	—	6,298	$413,345

Michael A. Kahn	6,000	$36,000	2,422	$174,848

Blake E. Larson	—	—	2,779	$200,977

Steven J. Cortese	—	—	2,363	$170,326

(1)
The value of Mr. Kahn's stock option exercise on January 17, 2013 was determined by using the option exercise price of $59.12 and the market value price of $65.12, which was the closing sale price of a share of ATK common stock on the New York Stock Exchange on the date of exercise.

(2)
Includes the vesting of restricted stock. Value realized was determined by multiplying the number of vested shares by the closing market price of ATK common stock on the date of vesting. If the vesting date fell on a weekend or holiday, the closing market price of ATK common stock on the business day preceding the vesting date was used to determine the value realized. Mr. Cohen had two awards of restricted stock that vested during the fiscal year: one award for 3,521 shares and another award for 2,777 shares. The number of shares of restricted stock that vested for each of the other officers is as follows: Mr. DeYoung, 8,921; Mr. Kahn, 1,032; Mr. Larson, 1,150; and Mr. Cortese, 1,032. The Company withheld shares of ATK common stock from each officer having a value equal to the applicable tax withholding requirement

(3)
Includes the payment of performances shares which vested on March 31, 2013 upon subsequent confirmation by the Personnel and Compensation Committee that the performance goals had been achieved, as described in the "Compensation Discussion and Analysis" section of this proxy statement under the subheading "Long-Term Incentive Compensation—Actions Taken During Fiscal Year 2013." The value realized was determined by multiplying the number of vested shares by the closing market price of ATK common stock on May 14, 2013, the payment date, which was $76.64. The number of performance shares that vested for each of the officers is as follows: Mr. DeYoung, 7,947; Mr. Kahn, 1,390; Mr. Larson, 1,629; and Mr. Cortese, 1,331. Mr. Cohen did not have a performance share award, as the grants of the awards were made prior to his commencement of employment with ATK. The Company withheld shares of ATK common stock from each officer having a value equal to the applicable tax withholding requirement. Mr. DeYoung deferred 30% of his performance shares that were earned. As a result of the deferral, and in lieu of payment of the shares, Mr. DeYoung's account under ATK's Nonqualified Deferred Compensation Plan was credited with deferred stock units. The number of units credited to the account was determined on a one-for-one basis equal to the number of shares that would otherwise have been paid, reduced by the number of shares having a value equal to ATK's Medicare tax withholding obligation as a result of the deferral of payment of the shares. The deferred stock units will be settled 100% in ATK common stock following termination of employment or such other date specified by the officer under the terms of the Nonqualified Deferred Compensation Plan.

 PENSION BENEFITS

        ATK maintains two tax-qualified defined benefit retirement plans covering a majority of our employees. The plans were closed to new participants as of January 1, 2007 (and at later dates for certain employees covered by collective bargaining agreements). These qualified defined benefit plans are funded by employer contributions. Currently, all of the named executive officers, except for Mr. Kahn and Mr. Cohen, participate in the Alliant Techsystems Inc. Pension and Retirement Plan (the "ATK Retirement Plan"). Mr. Kahn participates in the Thiokol Propulsion Pension Plan (the "Thiokol Pension Plan"). Mr. Cohen does not participate in a defined benefit retirement plan because he was hired after January 1, 2007. However, Mr. Cohen participates in the Company's defined contribution plan. The Company's contributions for Mr. Cohen under the defined contribution plan are included in the Summary Compensation Table under the column "All Other Compensation."

        On January 31, 2013, the Personnel and Compensation Committee of the Board of Directors approved amendments to ATK's qualified retirement plans to freeze the current pension formula benefits effective June 30, 2013 for affected employees who earn a benefit under the ATK Retirement Plan or the Thiokol Pension Plan and to implement a new cash balance formula in those plans applicable to pay and service starting July 1, 2013. The new cash balance formula provides each affected employee with pay credits (ranging from 2.5% to 4.0% of pay) based on the sum of that employee's age plus years of pension service as of December 31 of each calendar year, plus 4% annual interest credits. The values reported in the Summary Compensation Table and the Pension Benefits Table do not reflect these changes since these tables reflect benefits accrued through March 31, 2013.

        The Internal Revenue Code limits the benefits that may be paid from our tax-qualified plans. The Alliant Techsystems Inc. Defined Benefit Supplemental Executive Retirement Plan (the "DB SERP") was established to provide benefits for highly compensated employees whose tax-qualified defined benefit plan benefits are reduced by certain IRS limits or by their participation in the ATK Nonqualified Deferred Compensation Plan. A grantor trust was established under which certain funds have been set aside to satisfy some of the obligations under the DB SERP. If the funds in the trust are insufficient to pay amounts payable under the DB SERP, the Company will pay the deficiency. Mr. Cohen does not participate in the DB SERP, but rather participates in the Alliant Techsystems Inc. Defined Contribution Supplemental Executive Retirement Plan (the "DC SERP"). Amounts allocated by the Company to Mr. Cohen under the DC SERP are included in the Summary Compensation Table under the column "All Other Compensation" and are also shown in the table under the heading "Nonqualified Deferred Compensation" in this proxy statement.

        On January 31, 2013, the Personnel and Compensation Committee of the Board of Directors also approved amendments to the DB SERP which mirror the qualified plan changes such that participants will no longer earn benefits based on the current formulas under the qualified defined benefit plans. Instead, effective July 1, 2013, those participants will earn benefits based on the new cash balance formula in the qualified defined benefit plans, but only with respect to eligible pay received after July 1, 2013 that exceeds the IRS annual compensation limit ($255,000 in 2013, but prorated in 2013 for the six-month period beginning July 1) and any eligible pay deferred after July 1, 2013 under ATK's Nonqualified Deferred Compensation Plan. The values reported in the Summary Compensation Table and the Pension Benefits Table do not reflect these changes since these tables reflect benefits accrued through March 31, 2013.

        Since the changes to the ATK Retirement Plan, the Thiokol Pension Plan, and the DB SERP do not take effect until July 1, 2013, the discussion of the benefit formulas, below, reflects those provisions in effect through the end of the fiscal year, March 31, 2013.

ATK Retirement Plan and Thiokol Pension Plan

        Due to acquisitions and benefit plan mergers, the ATK Retirement Plan contains various benefit formulas that apply to certain groups of employees. The benefit formulas that apply to the named executive officers include the Pension Equity Plan formula, the Aerospace Pension Plan formula, and the Cash Balance formula. Mr. Cortese is covered by the Pension Equity Plan formula, Mr. DeYoung is covered by the Aerospace Pension Plan formula, and Mr. Larson is covered by the Cash Balance formula. Since Mr. Kahn is covered under the Thiokol Pension Plan, his benefit is calculated in accordance with that plan's formula. The elements of compensation used in applying the various payment and benefit formulas generally include base salary plus annual incentive payments when paid (and, for the year of termination of employment, incentive payments that are imputed to the last month of employment), up to the applicable IRS maximum compensation limit.

        Historically, employees were vested after five years of vesting service, but, as of January 1, 2008, vesting under the Pension Equity Plan formula and Cash Balance formula occur after three years of vesting service. All of the named executive officers who participate in a defined benefit plan are vested in their respective ATK Retirement Plan or Thiokol Pension Plan benefits.

        The normal retirement age for the plan is defined in the ATK Retirement Plan as age 65. The normal retirement age is defined in the Thiokol Pension Plan as age 67.

Pension Equity Plan Formula

        ATK adopted the Pension Equity Plan ("PEP") formula effective January 1, 2004 for new employees and existing employees who had less than 15 years of credited service as of December 31, 2003. The PEP formula calculates benefits as a lump sum amount equal to:

  •
  5.5% of final average earnings up to one-half of the social security wage base, plus 11% of final average earnings in excess of one-half of the social security wage base

  •
  multiplied by years of credited service.

        Final average earnings is equal to the average of the highest 60 consecutive months out of the last 120 months of earnings. The social security wage base as of March 31, 2013 is $113,700.

        Additionally, for employees who were participants in the ATK Retirement Plan prior to January 1, 2004, the PEP benefit is not less than the benefit computed based on the prior plan formula accrued through December 31, 2003, plus the PEP formula for service beginning January 1, 2004.

        Upon termination of employment, the Pension Equity Plan permits immediate distribution of the vested benefits to any participant regardless of age in a variety of actuarially equivalent annuity payment forms or as a lump sum payment. If a participant chooses to leave his or her balance in the plan, interest on the PEP formula is credited at a rate of 4% annually to the actual benefit payment date. The interest rate and mortality table used to convert the lump sum to a monthly annuity are based on the IRS prescribed assumptions for lump sum benefits (Section 417(e) of the Internal Revenue Code) in effect at the time the benefit commences.

Aerospace Pension Plan Formula

        The Aerospace Pension Plan formula covers employees who had at least 15 years of credited service as of December 31, 2003 and who joined ATK in connection with the acquisition of Hercules Aerospace Company from Hercules Incorporated or began employment in a location offering this formula. This formula contains provisions similar to those of the Hercules plan that covered the Hercules location employees prior to the acquisition.

        The Aerospace Pension Plan provides an annuity benefit determined based on final average earnings and the participant's years of credited service. The benefit is equal to:

  •
  1.2% of final average earnings up to one-half of the social security wage base (as in effect for the 12 months prior to termination), plus 1.6% of final average earnings in excess of one-half of the social security wage base (as in effect for the 12 months prior to termination),

  •
  multiplied by years of credited service.

        Final average earnings is equal to the average of the highest 60 consecutive months out of the last 120 months of earnings. The social security wage base as in effect for the 12 months prior to termination as of March 31, 2013 is $111,000.

        Benefits are paid in a variety of actuarially equivalent monthly annuity options at retirement. Additionally, participants eligible for early retirement may elect to receive 51% of their benefit in a lump sum payment.

        Participants with at least 10 years of credited service may retire at age 60 with no reduction in their age 65 benefit, and with a reduced benefit on or after age 55. The benefits of participants electing early retirement are reduced 5% for each year that retirement precedes the age at which they are entitled to an unreduced benefit, except that this reduction percentage is decreased for each year of credited service in excess of 30 years.

Cash Balance Formula

        Effective April 1, 1992, the pension plan formula then in effect was amended to provide benefits based upon a cash balance account formula. The cash balance formula continues to apply to employees who were participants in the pension plan as of April 1, 1992, or were hired after April 1, 1992 and not covered by one of the subsequently acquired plan formulas, but who had at least 15 years of credited service as of December 31, 2003. Mr. Larson's initial cash balance account was equal to the lump sum value as of April 1, 1992 of his accrued benefit under the prior pension plan formula at that time. Mr. Larson's cash balance account is credited monthly with a percentage of pension earnings that increases with length of service as follows:

Years of Service	Percentage of Pension Earnings	Additional Percentage for Earnings in Excess of Social Security Wage Base
Less than 5	3.5%	3.5%

5 to 9	4.5%	4.5%

10 to 14	5.5%	5.5%

15 to 19	6.5%	5.5%

20 to 24	7.5%	5.5%

25 or more	8.5%	5.5%

        Account balances are credited monthly with interest equal to one-twelfth of the average one-year U.S. Treasury Bill rate during the 12 months ending September 30 of the prior calendar year. The minimum interest crediting rate is 3.06%. For calendar year 2013, the crediting rate is 3.06%.

        The Cash Balance formula benefit is not less than the lump sum equivalent of a monthly benefit of $47.50 multiplied by years of credited service payable at age 65.

        At retirement, which may occur at or after age 55, a participant's vested account balance may be payable as a monthly annuity or an annuity with a lump sum payment at age 62 or, if commencement of benefits occurs at or after age 62, as an optional lump sum payment. The interest rate and mortality table used to convert the cash account to a monthly annuity are based on the IRS prescribed assumptions for lump sum benefits (Section 417(e) of the Internal Revenue Code) in effect at the time the benefit commences. Participants who terminate employment before age 55 may receive a lump sum payment at age 65.

Thiokol Pension Plan Formula

        The Thiokol Pension Plan formula covers employees who had at least 15 years of credited service as of December 31, 2003 and who joined ATK in connection with the acquisition of Thiokol from Alcoa or began employment in a location offering this formula.

        The Thiokol Pension Plan provides an annuity benefit determined based on final average earnings and the participant's years of credited service. The benefit is equal to:

  •
  1.23% of final average earnings multiplied by years of credited service; plus

  •
  0.75% of final average earnings in excess of social security covered compensation, multiplied by years of credited service (up to a maximum of 35 years).

        Final average earnings is equal to the average of the highest five consecutive calendar years out of the last 10 calendar years of earnings. For earnings in the year of termination, if the prior calendar year earnings are larger, that amount is used instead.

        Benefits are paid in a variety of actuarially equivalent monthly annuity options at retirement.

        Participants with at least five years of credited service may retire early with a reduced benefit on or after age 55. The benefits of participants electing early retirement are reduced according to plan factors for benefit commencement prior to age 67 (6.67% for each of the first five years, 3.33% for each of the next five years, 4.13% for the next year, and 3.74% for the year after that).

Defined Benefit Supplemental Executive Retirement Plan

        The DB SERP provides benefits for highly compensated employees whose tax-qualified defined benefit plan benefits are reduced by certain IRS limits or by their participation in the ATK Nonqualified Deferred Compensation Plan. The IRS annual salary limitation (Section 401(a)(17) of the Internal Revenue Code) and certain other IRS requirements reduce pension benefits from tax-qualified pension plans for certain highly compensated employees. The DB SERP is designed to offset these limitations.

        The applicable benefits from the DB SERP are generally based on the same benefit formula and provisions as the underlying qualified plan formula that applies to the participant. The DB SERP benefits are paid in a lump sum the later of six months or January 31 following the calendar year of termination of employment or separation of service (as defined by Section 409A of the Internal Revenue Code), including interest (at the greater of 6% or the rate specified in the qualified pension plan for determining lump sum payments) from the first day of the month following termination to the actual payment date. The DB SERP benefit is converted to a lump sum payment based on an annual interest rate that is the greater of 6% or the rate specified in the qualified pension plan for determining lump sum payments, except for formulas which already determine the benefit as a lump sum amount.

        Employees vest in the DB SERP benefits at the same time their benefits vest under the qualified pension plan.

        The DB SERP provides certain executives covered by the Cash Balance formula with the right to receive a benefit based on the greater of the PEP formula or the Cash Balance formula through June 30, 2013 provided they remain employed until at least age 55 and receive a benefit under the new formula in effect July 1, 2013. This provision will apply to Mr. Larson if he remains employed until age 55. The benefit included in the Pension Benefits table below does not include any value for this provision since Mr. Larson is not yet age 55. The amount of the additional benefit (if any) depends on actual pension earnings and actual cash balance interest credits through the date of determination.

 Pension Benefits

        The following table provides information concerning each ATK defined benefit plan that provides for payments or benefits to any of the named executive officers.

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Mark. W. DeYoung	ATK Retirement Plan	28.250	$1,202,505	$0
	ATK DB SERP	28.250	$7,571,651	$0

Michael A. Kahn	Thiokol Pension Plan	24.417	$720,492	$0
	ATK DB SERP	24.417	$1,339,158	$0

Blake E. Larson	ATK Retirement Plan	31.750	$514,946	$0
	ATK DB SERP	31.750	$589,383	$0

Steven J. Cortese	ATK Retirement Plan	6.500	$147,596	$0
	ATK DB SERP	6.500	$434,104	$0

(1)
Credited service is determined in years and months as of March 31, 2013.

Assumptions

        The "Present Value of Accumulated Benefits" is based on the same assumptions as those used for the valuation of the plan liabilities in ATK's Annual Report on Form 10-K for the fiscal year ended March 31, 2013. The assumptions made in the calculations of these amounts may be found in Note 10 to the audited financial statements in ATK's Form 10-K.

        The Cash Balance formula benefits are projected from the current account value to age 65 assuming that the interest crediting rate is 3.5%. Retirement age is assumed to be age 65, except for Mr. DeYoung's and Mr. Kahn's benefits. For Mr. DeYoung, age 60 is used since this is the unreduced retirement age for the Aerospace Pension Plan formula. For Mr. Kahn, age 67 is used since this is the unreduced retirement age for the Thiokol Pension Plan formula. The assumption is made that there is no probability of pre-retirement death or termination by any other cause.

        All SERP benefits are assumed to be paid as a lump sum in accordance with the plan document.

        "Credited Service" includes only service with ATK (or certain acquired employers). In general, ATK does not grant extra years of credited service.

 NONQUALIFIED DEFERRED COMPENSATION

        The following table provides information for the executive officers named in the Summary Compensation Table regarding contributions, earnings, distributions and year-end account balances with respect to the ATK Nonqualified Deferred Compensation Plan and contributions, if applicable, to the ATK Defined Contribution Supplemental Executive Retirement Plan (the "DC SERP"). Mr. Cohen is the only officer named below who participates in the DC SERP.

Name	Plan Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($) (2)
Mark W. DeYoung	Deferred Compensation Plan	$0	$0	$235,941	$0	$774,048

Neal S. Cohen	DC SERP	$0	$10,399	$15	$0	$10,414

Michael A. Kahn	Deferred Compensation Plan	$0	$0	$80,007	$0	$524,867

Blake E. Larson	Deferred Compensation Plan	$0	$0	$82,554	$0	$607,477

Steven J. Cortese	—	$0	$0	$0	$0	$0

(1)
This column does not include the deferral by Mr. DeYoung of the portion of his performance award earned for the FY11-FY13 performance period ended March 31, 2013 because that amount was not actually credited to his account until fiscal year 2014. The value of that deferral was $178,341.

(2)
The following amounts represent aggregate contributions made by the executive officer or by ATK for the benefit of the executive officer, since the officer's commencement of participation in the plan(s) through the end of fiscal year 2013. Deferrals and contributions in prior years were previously reported as compensation in the Summary Compensation Table in ATK's proxy statement for the applicable years for those officers who were named in the Summary Compensation Table in those years. The aggregate earnings represent the cumulative earnings on the original deferred amounts, less amounts withdrawn.

Name	Salary Deferrals ($)	Company Allocations to DC SERP ($)	Annual Cash Incentive Deferrals ($)	Performance Share Deferrals ($)	Withdrawals ($)	Aggregate Earnings ($)	Balance ($)
Mark W. DeYoung	—	—	$116,378	$829,303	$(71,897)	$(99,736)	$774,048
Neal S. Cohen	—	$10,399	—	—		$15	$10,414
Michael A. Kahn	$10,209	—	$363,269	—	—	$151,389	$524,867
Blake E. Larson	—	—	$308,888	—	—	$298,589	$607,477
Steven J. Cortese	—	—	—	—	—	—	—

Deferred Compensation Plan

        All of ATK's executive officers are eligible to participate in the ATK Nonqualified Deferred Compensation Plan. Participants in the Plan generally may elect to defer up to 70% of salary and 100% of cash or equity incentive compensation. ATK may credit to participants' accounts under the Plan certain additional amounts relating to foregone matching contributions under ATK's 401(k) Plan. Under the Plan, ATK may also make additional discretionary contributions to participants' accounts.

        The Plan is an unfunded plan, meaning that participants' accounts are bookkeeping entries only and do not entitle them to ownership of any actual assets. The accounts represent an unsecured promise by ATK to pay participants benefits in the future. However, ATK has established a nonqualified grantor trust commonly known as a "Rabbi Trust." The assets of the Rabbi Trust will be used to pay benefits, but the assets of the Trust remain subject to the claims of ATK's general creditors.

        Participants' account balances are credited with earnings and investment gains and losses by assuming that the deferred amounts were invested in one or more investment funds made available by ATK from time to time under the

Plan. The investment alternatives include funds with different degrees of risk and, for amounts credited before January 1, 2005, include ATK common stock as an investment alternative. Participants select their measuring investments from among the investment alternatives provided and may reallocate amounts among the various investment alternatives at any time, except for amounts credited to the ATK common stock investment alternative. After January 1, 2005, only deferrals of equity performance awards may be credited to, and must remain credited to, the ATK common stock investment alternative. Amounts allocated to the ATK common stock investment alternative are credited with dividend equivalents in the form of additional deferred stock units, based on the closing sale price of ATK common stock as reported on the New York Stock Exchange on ATK's dividend payment dates. Dividend equivalents are credited at the same rate as cash dividends paid on ATK's common stock.

        The investment alternatives are based on the following funds, which generally correspond to the investment funds made available under ATK's 401(k) Plan. The corresponding average annual rates of return shown below are based on our fiscal year ended March 31, 2013.

Fund Name	FY13 Return
Vanguard Institutional Index Fund Institutional Plus Shares	13.97%

Vanguard Extended Market Index Fund Institutional Plus Shares	16.98%

BlackRock MSCI ACWI ex-US IMI Index Non-Lendable Fund "W"	8.79%

PIMCO Total Return Fund Class Institutional Class	7.92%

Wellington CIF II Balanced Real Assets Portfolio—Series 1	0.67%

Fidelity Money Market Fund	0.01%

ATK Common Stock Measuring Investment	45.50%

Fidelity Freedom K 2000 Fund	4.84%

Fidelity Freedom K 2010 Fund	7.53%

Fidelity Freedom K 2015 Fund	7.70%

Fidelity Freedom K 2020 Fund	8.17%

Fidelity Freedom K 2025 Fund	9.17%

Fidelity Freedom K 2030 Fund	9.39%

Fidelity Freedom K 2035 Fund	10.01%

Fidelity Freedom K 2040 Fund	10.04%

Fidelity Freedom K 2045 Fund	10.27%

Fidelity Freedom K 2050 Fund	10.26%

Fidelity Freedom K Income Fund	4.77%

        Generally, payouts from the Plan cannot be made until the participant terminates employment, becomes totally and permanently disabled, has an unforeseeable financial emergency, or the date of a scheduled distribution elected by the participant under rules specified in the Plan. A participant may request a distribution of amounts deferred before January 1, 2005, subject to the forfeiture of 10% of the amount withdrawn. Payouts may commence as soon as practicable following the occurrence of a distribution event; however, for amounts deferred after 2004, a payout cannot begin until six months after termination or separation of service (as defined by Section 409A of the Internal Revenue Code) for certain participants. Payouts are made in cash, except with respect to deferrals of equity performance awards after January 1, 2005, which are paid in shares of ATK common stock equal to the number of shares that were deferred. For deferrals made on or after January 1, 2005, payouts are made in a lump sum or, in the case of retirement, in either a lump sum or in annual installments of up to 15 years as elected by the participant.

Defined Contribution Supplemental Executive Retirement Plan

        The DC SERP is a nonqualified defined contribution plan under which ATK and its subsidiaries that sponsor the DC SERP may credit pre-tax contributions to a participant's account. Participation in the DC SERP is limited to employees hired or rehired after December 31, 2006 who are eligible for the non-elective contribution ("NEC") under the ATK 401(k) Plan. An annual allocation for a plan year will be made to a participant's account if: (i) the employee is a participant in the ATK 401(k) Plan and the employee's NEC to the ATK 401(k) Plan for the plan year is reduced by the annual limit on compensation imposed by the Internal Revenue Code or (ii) the employee is a participant in both the ATK 401(k) Plan and ATK's Nonqualified Deferred Compensation Plan and the employee's NEC to the 401(k) Plan for the plan year is reduced due to the employee's deferrals to the Nonqualified Deferred Compensation Plan.

        Vesting for the NEC allocation under the DC SERP occurs following three years of vesting service. A participant becomes fully vested upon death, attainment of age 65, total disability while employed by the Company, or upon a change in control.

        The DC SERP is an unfunded plan, meaning that participants' accounts are bookkeeping entries only and do not entitle them to ownership of any actual assets. The accounts represent an unsecured promise by ATK to pay participants benefits in the future.

        Participants' account balances are credited with earnings and investment gains and losses by assuming that the allocations were invested in one or more investment funds made available by ATK from time to time under the Plan. The measuring investments have different degrees of risk. Participants select their measuring investments from among the investment alternatives provided and may reallocate amounts among the various investment alternatives at any time. The investment alternatives are the same as those listed above for the Nonqualified Deferred Compensation Plan with the exception of the ATK Common Stock Measuring Investment, which is not available under the DC SERP.

        The DC SERP benefit is paid as a lump sum on the later of the first day of the seventh month following termination of employment or February 1st of the calendar year following the calendar year of termination of employment.

        On January 31, 2013, the Personnel and Compensation Committee approved an amendment to the DC SERP to provide certain highly compensated employees with the opportunity to receive additional income for retirement above the limits imposed by the Internal Revenue Code on the ATK 401(k) Plan. Effective July 1, 2013, ATK will provide a supplemental allocation in the DC SERP equal to the maximum matching contribution percentage in ATK's 401(k) Plan (4.5%) of eligible pay in excess of the IRS annual compensation limit for participants who contribute the maximum amounts allowable for before-tax or Roth 401(k) contributions to the 401(k) Plan. The Company's 4.5% allocations to the DC SERP are subject to a one-year vesting requirement.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments Made Upon Voluntary or Involuntary Termination

        If the employment of any of the named executive officers is voluntarily or involuntarily terminated (other than retirement, involuntary termination not "for cause" or layoff, as described below), no additional payments or benefits will accrue or be paid to the individual, other than what has been accrued and vested in the benefit plans discussed above in this proxy statement under the headings "Summary Compensation Table," "Pension Benefits," and "Nonqualified Deferred Compensation." A voluntary or involuntary termination will not trigger an acceleration of the vesting of any stock options or other long-term incentive awards.

Payments Made Upon Retirement

        Upon retirement of a named executive officer, the officer would be eligible for:

  •
  A prorated amount of the executive officer's annual incentive award, payable at the end of the performance period. The payment would be based on actual performance measured following the end of the performance period and would be prorated for the period of employment, provided the officer completed at least 90 days of employment in the performance period.

  •
  A prorated amount of the executive officer's performance share awards for the fiscal year 2012-2014 and fiscal year 2013-2015 performance periods, payable at the end of the performance period. The payment would be based on actual performance measured following the end of the performance period and would be prorated for the period of active service during the performance period. Other outstanding performance awards and unvested restricted stock awards would be forfeited.

  •
  Stock options generally are exercisable for three years to the extent exercisable on the date of retirement, but may not be exercised later than the expiration date of the stock options.

        None of the current executive officers named in the Summary Compensation Table were retirement eligible on March 31, 2013.

        If a named executive officer covered under the Alliant Techsystems Inc. Defined Benefit Supplemental Executive Retirement Plan (the "DB SERP") or the Alliant Techsystems Inc. Defined Contribution Supplemental Executive Retirement Plan (the "DC SERP") engages in certain specific activities before payment of the supplemental executive retirement plan benefit, the executive will forfeit the benefit provided under the Plan. The DB SERP is described above in this proxy statement under the heading "Pension Benefits" and the DC SERP is described above in this proxy statement under the heading "Nonqualified Deferred Compensation."

Payments Made Upon Layoff

        If the employment of any of the named executive officers is terminated by ATK for convenience or a reduction in force due to lack of business or reorganization, the officer would be eligible for:

  •
  A lump sum payout equal to 12 months base salary,

  •
  A prorated amount of the executive officer's annual incentive award, payable at the end of the performance period. The payment would be based on actual performance measured following the end of the performance period and would be prorated for the period of employment, provided the officer completed at least 90 days of employment in the performance period.

  •
  An additional $15,000 to defray health care costs; and,

  •
  An estimated $10,000 of outplacement services.

        In return, the officer is required to execute a general release of claims against ATK and agree to confidentiality, non-compete, non-solicitation, and non-disparagement provisions for the one-year severance period. If a breach of any of these post-employment restrictions occurs, ATK is entitled to stop payment on the severance benefit and recover payments already made.

        In the event of a layoff of any of the named executive officers, our standard award agreements provide as follows:

  •
  Vesting is not accelerated for stock options. Stock options generally are exercisable for 90 days following such termination of employment to the extent exercisable on the date of termination of employment, but may not be exercised later than the expiration date of the stock options.

  •
  Shares of restricted stock immediately vest, provided that at least one year has elapsed from the award date.

  •
  For the named executive officers who have outstanding performance share awards for the fiscal year 2012-2014 and fiscal year 2013-2015 performance periods, a prorated amount of the officer's 2012-2014 and 2013-2015 performance awards would be paid at the end of the performance period. The payment would be based on actual performance measured following the end of the performance period and would be prorated for the period of active service during the performance period.

        The amounts of these payments are shown in the table below titled "Potential Payments Upon Termination."

Payments Made Upon Disability

        If the employment of any of the named executive officers is terminated due to disability, the following provisions would apply:

  •
  Stock options generally are exercisable for three years following such termination of employment to the extent exercisable on the date of termination, but may not be exercised later than the expiration date of the stock options.

  •
  The vesting of shares of restricted stock will be accelerated.

  •
  A prorated amount of the executive officer's annual incentive award will be paid at the end of the performance period. The payment would be based on actual performance measured following the end of the performance period and would be prorated for the period of employment, provided the officer completed at least 90 days of employment in the performance period.

  •
  A prorated amount of the executive officer's performance award will be paid at the end of the performance period. The payment would be based on actual performance measured following the end of the performance period and would be prorated for the period of employment.

        The amounts of these payments are shown in the table below titled "Potential Payments Upon Termination."

Payments Made Upon Death

        If any of the named executive officers dies, the treatment of awards is similar to that outlined above for termination due to disability, except with respect to performance awards. Outstanding awards would be paid to the officer's estate as soon as administratively possible at the threshold performance level for the fiscal year 2012-2014 and the fiscal year 2013-2015 performance periods. The payment would be prorated for the period of active service during the performance period.

        The amounts of these payments are shown in the table below titled "Potential Payments Upon Termination."

Potential Payments Upon Termination Following a Change in Control

        The purpose of the Alliant Techsystems Inc. Income Security Plan is to provide income security protection to certain executives of ATK in the event of a "qualifying termination" following a change in control of ATK. Generally, a "qualifying termination" is an involuntary termination of employment without "cause" or a voluntary termination of employment for "good reason." For purposes of the Income Security Plan, a "change in control" includes:

  •
  An acquisition of 40% or more of the voting power of securities entitled to vote in the election of directors;

  •
  The consummation of a reorganization, merger, asset sale, or other transaction that results in existing stockholders owning less than 60% of the Company's outstanding voting securities;

  •
  A change in a majority of the incumbent directors (including directors approved by a majority of the incumbents);

  •
  Approval by the stockholders of a complete liquidation or dissolution of the Company; or

  •
  Any other circumstance which the Board determines to be a change in control for purposes of this plan after giving due consideration to the nature of the circumstances then presented.

        The amounts of the payments that would be made to the current executive officers named in the Summary Compensation Table if a "qualifying termination" occurred on March 31, 2013 are shown in the table below titled "Potential Payments Upon Termination."

        Participation in the plan is limited to executive officers of ATK who are required to file reports of beneficial ownership of ATK securities with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the "Section 16 Reporting Officers") and any employee selected by the Personnel and Compensation Committee of the Board of Directors to participate in the plan for the current fiscal year. Within the plan, participants are divided into two tiers with different levels of payments and benefits:

  •
  "Tier 1 Participants," who are ATK's President and Chief Executive Officer, Executive Vice President and Chief Financial Officer, Chief Operating Officer (not a position used currently) and Senior Vice President and General Counsel; and

  •
  "Tier 2 Participants," who are all other Section 16 Reporting Officers and any employee selected by the Committee to participate in the plan for the current fiscal year.

        The plan does not have a tax gross-up provision, and the plan caps the benefits provided under the plan at the limit established under Section 280G of the Internal Revenue Code in order to avoid the imposition of the excise tax provided by Section 4999 of the Code.

        In the event of a "qualifying termination," as defined in the Income Security Plan, each participant in the plan will receive:

  •
  base salary and other compensation earned through the date of termination to the extent not already paid;

  •
  a prorated portion of the annual cash incentive payment for the fiscal year in which the termination occurs, calculated based on (a) the target level of performance if the termination occurs within the first three quarters of the fiscal year or (b) the greater of projected performance or target performance if the termination occurs within the fourth quarter of the fiscal year;

  •
  immediate full vesting of any outstanding stock awards, other than performance vesting stock awards;

  •
  payment of outstanding performance vesting stock awards and long-term cash incentive plan awards at the target level of performance;

  •
  a cash payment equal to the value of perquisites that ATK would have provided for a period of one year following termination; and

  •
  payment for reasonable legal fees and expenses incurred in good faith by the participant to obtain benefits if ATK does not pay benefits under the plan.

        In the event a Tier 1 Participant has a "qualifying termination" within the first five years of service in his or her specific Tier 1 officer position, the Tier 1 Participant will also receive:

  •
  a cash payment equal to three times the participant's annual base salary and current annual cash incentive opportunity, assuming the target level of performance had been achieved;

  •
  a cash payment equal to three times the maximum 401(k) plan match the participant would have received for the calendar year in which the termination occurs;

  •
  a cash payment equal to the value of benefits that ATK would have provided to the participant under ATK's group health plan for a period of three years following termination; and

  •
  an additional supplemental retirement benefit equal to the increased benefit that the participant would have received under the DB SERP or DC SERP that would have occurred if the additional age and service would have been credited during the three-year period following the date of the termination, based on the current base salary and payments received under any annual incentive plan during the year preceding termination for the purpose of calculating recognizable compensation.

After five years of service in the specific Tier 1 officer position, each element of compensation payable to a Tier 1 Participant that is multiplied by three, as described above, will be reduced by an increment of 0.2 on each of the fifth through ninth anniversaries of the date of service in that position, for a total decrease from three times compensation to two times compensation over that five-year period.

        Effective May 2, 2013, the multiple for each of Mr. DeYoung and Mr. Cohen is 3.

        Tier 2 Participants will also receive:

  •
  a cash payment equal to two times the participant's annual base salary and current annual cash incentive amount opportunity, assuming the target level of performance had been achieved;

  •
  a cash payment equal to two times the maximum 401(k) plan match the participant would have received for the calendar year in which the termination occurs;

  •
  a cash payment equal to the value of benefits that ATK would have provided to the participant under ATK's group health plan for a period of two years following termination; and

  •
  an additional supplemental retirement benefit equal to the increased benefit that the participant would have received under the DB SERP or DC SERP that would have occurred if the additional age and service would have been credited during the two-year period following the date of termination, based on the current base salary and payments received under any annual incentive plan during the year preceding termination for the purpose of calculating recognizable compensation.

        The cash payments described above (other than payments under any supplemental retirement benefit) will be paid in a lump sum not later than the 15th day of the third calendar month following the date of a participant's "qualifying termination." The supplemental retirement benefit is paid the later of (a) six months following termination of employment or separation of service (as defined by Section 409A of the Internal Revenue Code) or (b) January 31 of the following calendar year. A participant is entitled to such benefits under the Income Security Plan in consideration of his or her execution of a separation agreement and general release of claims (the "Release"). ATK's obligation to provide benefits to a participant will be conditioned on the participant's continuing compliance with the confidentiality and non-disparagement, non-competition and non-solicitation covenants set forth in the Release and the covenants to provide services to ATK set forth in the Release. The obligations of the participants have a duration of three years for Tier 1 participants and two years for Tier 2 participants. If a breach of these post-employment restrictions occurs, ATK is entitled to injunctive relief and any other legal or equitable remedies.

 Potential Payments Upon Termination

        The following table shows potential payments to the named executive officers upon death, disability, layoff and termination of employment following a change in control of the Company. The amounts shown assume that the termination was effective March 31, 2013, the last day of the fiscal year, and are estimates of the amounts that would be paid to the executive officers upon termination, in addition to the base salary, annual incentive, and long-term incentive earned during fiscal year 2013 and any applicable retirement amounts payable to the executive officers discussed above under the heading "Pension Benefits" and "Nonqualified Deferred Compensation" in this proxy statement. The actual amounts to be paid can only be determined at the actual time of an officer's termination. No tax gross-ups are paid to the executive officers upon termination of employment.

	Mark W. DeYoung		Neal S. Cohen		Michael A. Kahn		Blake E. Larson		Steven J. Cortese
Payments Upon Death
Cash Payment	—		—		—		—		—
Equity
Stock Options	$0		$0		$0		$0		$0
Restricted Stock	$2,966,298	(2)	$2,123,792	(2)	$560,753	(2)	$360,412	(2)	$343,463	(2)
Performance Awards	$713,605	(3)	$63,763	(3)	$76,486	(3)	$105,362	(3)	$94,642	(3)
Retirement (defined pension or contribution plan, DB SERP or DC SERP benefit, and 401(k) cash payment)	—		—		—		—		—
Total	$3,679,903		$2,187,555		$637,239		$465,774		$438,105
Payments Upon Disability
Cash Payment	—		—		—		—		—
Equity
Stock Options	$0		$0		$0		$0		$0
Restricted Stock	$2,966,298	(2)	$2,123,792	(2)	$560,753	(2)	$360,412	(2)	$343,463	(2)
Performance Awards	$2,854,539	(4)	$255,074	(4)	$306,017	(4)	$421,470	(4)	$378,495	(4)
Retirement (defined pension or contribution plan, DB SERP or DC SERP benefit, and 401(k) cash payment)	—		—		—		—		—
Total	$5,820,837		$2,378,866		$866,770		$781,882		$721,958
Payments Upon Layoff
Cash Payment	$1,025,000	(5)	$625,000	(5)	$446,300	(5)	$459,660	(5)	$459,660	(5)
Equity
Stock Options	$0		$0		$0		$0		$0
Restricted Stock	$1,292,441	(2)	$912,546	(2)	$367,003	(2)	$166,661	(2)	$149,713	(2)
Performance Awards	$2,854,539	(4)	$255,074	(4)	$306,017	(4)	$421,470	(4)	$378,495	(4)
Retirement (defined pension or contribution plan, DB SERP or DC SERP benefit, and 401(k) cash payment)	—		—		—		—		—
Total	$5,171,980		$1,792,620		$1,119,320		$1,047,791		$987,868
Payments Upon Termination following a Change in Control
Severence Payment	$6,600,000		$3,240,000		$1,390,290		$1,434,378		$1,347,446
Payment Reduction	$(6,600,000	)(6)	$(2,367,460	)(6)	—		$(64,048	)(6)	—
Equity
Stock Options	$964,810	(1)	$380,844	(1)	$111,717	(1)	$119,797	(1)	$111,717	(1)
Restricted Stock	$2,966,250	(2)	$2,123,720	(2)	$560,681	(2)	$360,388	(2)	$343,391	(2)
Performance Awards	$5,251,103	(7)	$765,223	(7)	$571,255	(7)	$757,183	(7)	$679,973	(7)
Health and Welfare Benefits	$35,485	(8)	$35,485	(8)	$23,657	(8)	$15,822	(8)	$23,657	(8)
Retirement (defined pension or contribution plan, DB SERP or DC SERP benefit, and 401(k) cash payment)	$1,029,204	(9)	$106,140		$284,227		$1,709,628		$94,258
Perquisites	$50,000	(10)	$40,000	(10)	$30,000	(10)	$30,000	(10)	$20,000	(10)
Total	$10,296,852		$4,323,952		$2,971,827		$4,363,148		$2,620,442
(1)
Values are determined by multiplying the number of unvested options by the spread between the option price and $72.43, the closing market price of a share of ATK common stock as reported on the NYSE on March 28, 2013, the last trading day of the fiscal year.

(2)
Values are determined by multiplying the number of shares of restricted stock by $72.43, the closing market price of ATK common stock as reported on the NYSE on March 28, 2013, the last trading day of the fiscal year.

(3)
Estimates for the performance awards for the fiscal year 2012-2014 and fiscal year 2013-2015 performance periods assume payout at the threshold performance level, consistent with the terms of the Award Agreements. The value represents a prorated number of shares based on the period of active employment during the performance period. The value was determined by multiplying the number of shares payable by $72.43, the closing market price of a share of ATK common stock as reported on the NYSE on March 28, 2013, the last trading day of the fiscal year.

(4)
Estimates for the performance awards for the fiscal year 2012-2014 and fiscal year 2013-2015 performance periods assume payout at the target performance level and are prorated based on the period of active employment during the respective performance periods. The value was determined by multiplying the number of shares payable by $72.43, the closing market price of a share of ATK common stock as reported on the NYSE on March 28, 2013, the last trading day of the fiscal year. The performance awards would be paid at the end of the performance period based on the actual performance measured following the end of the performance period and would be prorated for the period of active employment during the performance period.

(5)
The cash payment includes 12 months of base salary, an additional $15,000 to defray health care costs and an estimated $10,000 of outplacement services.

(6)
Under the terms of the Income Security Plan, benefits in excess of the limit established under Section 280G of the Internal Revenue Code are reduced such that the total severance benefit equals the Section 280G limit, beginning with the cash severance payment.

(7)
Estimates for the performance awards for the fiscal year 2012-2014 and fiscal year 2013-2015 performance periods assume payout at the target performance level, consistent with the terms of the Income Security Plan. The value was determined by multiplying the number of shares payable by $72.43, the closing market price of a share of ATK common stock as reported on the NYSE on March 28, 2013, the last trading day of the fiscal year.

(8)
For purposes of quantifying health and welfare benefits, ATK's annual premium cost was multiplied by three for each of Mr. DeYoung and Mr. Cohen and multiplied by two for each of the other named executive officers.

(9)
The amount reflects a reduction of $5,943,134 in Mr. DeYoung's DB SERP benefit in order to limit Mr. DeYoung's severance benefits to the amount determined by Section 280G of the Internal Revenue Code.

(10)
Perquisites consist of a flexible perquisite allowance.

PROPOSAL 2
ADVISORY VOTE TO APPROVE THE COMPENSATION OF ATK'S NAMED EXECUTIVE OFFICERS

        In accordance with applicable proxy regulations, we are asking our stockholders to approve the following advisory resolution on our executive compensation as disclosed in this proxy statement:

          RESOLVED, that the compensation paid to ATK's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

        The Personnel and Compensation Committee of our Board of Directors believes that the compensation for the fiscal year ended March 31, 2013 of our executive officers named in the Summary Compensation Table is reasonable and appropriate, and is designed to ensure that management's interests are aligned with our stockholders' interests for long-term value creation.

        We urge our stockholders to read the "Compensation Discussion and Analysis" section of this proxy statement, as well as the Summary Compensation Table and related compensation tables and narrative in this proxy statement, which provide detailed information on ATK's compensation policies and practices and the compensation of our named executive officers.

        This advisory vote, commonly referred to as "say on pay," is non-binding on our Board of Directors. Although non-binding, the Personnel and Compensation Committee of the Board will take into account the results of the say-on-pay vote, as applicable, when considering future executive compensation arrangements.

        In connection with the Annual Meeting of Stockholders of ATK on August 2, 2011, ATK's Board of Directors recommended, and stockholders overwhelmingly approved, an annual say-on-pay vote. Accordingly, ATK will conduct future say-on-pay votes every year, with the next such voting opportunity occurring in connection with ATK's Annual Meeting of Stockholders in 2014.

        Our Board of Directors recommends a vote FOR the approval of the advisory resolution on executive compensation.

AUDIT COMMITTEE REPORT

        The Audit Committee is composed solely of independent directors, as determined by the Board of Directors under the rules of the Securities and Exchange Commission and the New York Stock Exchange listing standards. In addition, the Board of Directors has determined that each of Douglas L. Maine, Roman Martinez IV and William G. Van Dyke is an "audit committee financial expert," as defined under applicable federal securities law and regulations. The Board of Directors has adopted a written charter for the Audit Committee, which is available on the Company's website. The Audit Committee has sole authority to appoint, terminate or replace the Company's independent registered public accounting firm, which reports directly to the Audit Committee.

        The Audit Committee reviews the Company's financial statements and the Company's financial reporting process. Management has the primary responsibility for the Company's financial statements and internal control over financial reporting, as well as disclosure controls and procedures.

        In this context, the Audit Committee reviewed and discussed with management and Deloitte & Touche LLP, the Company's independent registered public accounting firm, the Company's audited consolidated financial statements for the fiscal year ended March 31, 2013. In addition, the Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        The Audit Committee has received the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm the firm's independence.

        Based on the Audit Committee's review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K, for the fiscal year ended March 31, 2013, filed with the Securities and Exchange Commission.

Audit Committee
Douglas L. Maine, Chair
Martin C. Faga
April H. Foley
Roman Martinez IV
William G. Van Dyke

 FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Deloitte & Touche LLP acts as ATK's independent registered public accounting firm and also provides certain other services.

        Annually, the Audit Committee reviews and pre-approves the audit services to be provided by our independent registered public accounting firm (independent auditors) for the fiscal year, including the financial plan for the audit fees and services. In addition, the Audit Committee annually provides pre-approval for designated types of services that may be provided by the independent auditors without obtaining specific pre-approval from the Audit Committee, subject to an annual dollar limitation and other terms specified by the Committee in its pre-approval policy. In accordance with the pre-approval policy, ATK's Chief Financial Officer reports to the Audit Committee at each regular meeting of the Committee the specific services provided by the independent auditor and the dollar amounts of fees paid for such services since the last Committee meeting. Any other service to be provided by the independent auditor requires specific pre-approval by the Audit Committee. The Audit Committee has delegated to the Chair of the Committee the authority to grant pre-approvals. Any pre-approval by the Chair of the Audit Committee is presented to the full Committee at its next scheduled meeting.

        The following table sets forth the amount of audit fees, audit-related fees, tax fees, and all other fees billed for services by Deloitte & Touche LLP for each of the last two fiscal years. All fees were pre-approved by the Audit Committee or the Chair of the Audit Committee.

	Fiscal Year Ended 3/31/2013	Fiscal Year Ended 3/31/2012
Audit Fees	$2,022,279	$1,663,000
Audit-Related Fees	238,304	1,286,333
Tax Fees	636,297	240,489
All Other Fees	0	0

Total Fees	$2,896,880	$3,189,822

        The Audit Fees billed or to be billed for the fiscal years ended March 31, 2013 and 2012 were for professional services rendered for audits of the annual consolidated financial statements and internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 and reviews of the quarterly financial statements.

        The Audit-Related Fees billed in the fiscal years ended March 31, 2013 and 2012 were primarily for services relating to due diligence for strategic initiatives, employee benefit plan audits and research tools. The amount for fiscal 2013 also included services related to the filing with the Securities and Exchange Commission of a Current Report on Form 8-K to disclose ATK's new organizational structure.

        The Tax Fees billed in each of the fiscal years ended March 31, 2013 and 2012 were for services related to tax compliance, tax advice and tax planning.

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of our Board of Directors has appointed Deloitte & Touche LLP as ATK'S independent registered public accounting firm to audit ATK's financial statements for the fiscal year ending March 31, 2014. Stockholders are asked to ratify this appointment. A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions from stockholders.

        Our Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as ATK's independent registered public accounting firm.

PROPOSAL 4
STOCKHOLDER PROPOSAL REGARDING DISCLOSURE OF CORPORATE LOBBYING ACTIVITIES

        The Province of St. Joseph of the Capuchin Order, 1015 North Ninth Street, Milwaukee, Wisconsin, 53233, beneficial owner of at least $2,000 of ATK common stock, has submitted the following proposal for consideration by the stockholders at the Annual Meeting.

TEXT OF PROPOSAL

        Whereas, corporate lobbying exposes our company to risks that could affect the company's stated goals, objectives, and ultimately stockholder value, and

        Whereas, we rely on the information provided by our company to evaluate goals and objectives, and we, therefore, have a strong interest in full disclosure of our company's lobbying to assess whether our company's lobbying is consistent with its expressed goals and in the best interests of stockholders and long-term value.

        Resolved, the stockholders of Alliant Techsystems Inc. ("ATK") request the Board authorize the preparation of a report, updated annually, disclosing:

  1.
  Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

  2.
  Payments by ATK used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

  3.
  ATK's membership in and payments to any tax-exempt organization that writes and endorses model legislation.

  4.
  Description of the decision making process and oversight by management and the Board for making payments described in sections 2 and 3 above.

        For purposes of this proposal, a "grassroots lobbying communication" is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. "Indirect lobbying" is lobbying engaged in by a trade association or other organization of which ATK is a member.

        Both "direct and indirect lobbying" and "grassroots lobbying communications" include efforts at the local, state and federal levels.

        The report shall be presented to the Audit Committee or other relevant oversight committees of the Board and posted on the company's website.

Supporting Statement

        As stockholders, we encourage transparency and accountability in the use of staff time and corporate funds to influence legislation and regulation both directly and indirectly. We believe such disclosure is in stockholders' best interests. Absent a system of accountability, company assets could be used for objectives contrary to ATK's long-term interests.

        ATK spent approximately $2.66 million in 2010 and 2011 on direct federal lobbying activities (Senate reports). These figures do not include lobbying expenditures to influence legislation in states. ATK is listed as a member of the Aerospace Industries Association and the Perchlorate Study Group. In 2011 and 2012, the Aerospace Industries Association spent more than $4.2 million on lobbying. ATK does not disclose its trade association memberships, payments or the portions used for lobbying on its website.

        We encourage our Board to require comprehensive disclosure related to direct, indirect and grassroots lobbying.

BOARD OF DIRECTORS STATEMENT
IN OPPOSITION TO THE STOCKHOLDER PROPOSAL

The Proposal Would Impose an Unnecessary Duplication of Existing Processes and Costly Burdens on the Company

        This proposal requests that ATK's Board of Directors authorize the preparation of an annual report disclosing the Company's policies on lobbying and other forms of public policy engagement. The proposal would mandate that ATK disclose actions and spending significantly beyond the current legislative and regulatory standards with which the Company complies. ATK has established specific policies and procedures to govern all lobbying and customer relations practices for the conduct of domestic and international business operations. Additional disclosure beyond the existing standards established for the Company's industry could disadvantage ATK's engagement and operations on behalf of its business and financial objectives, and impose costly burdens on ATK's management team, distracting management from their responsibility to operate the Company and advance ATK's business and financial interests.

ATK Complies with Applicable Legal and Regulatory Disclosure Obligations

        ATK's lobbying activity by any ATK employee, consultant, agent or director is fully reported and available to the public pursuant to the federal Lobbying Disclosure Act. This reporting process requires full disclosure of lobbying expenses and individuals who engage in any such activities on behalf of the Company. ATK also reports any lobbying-related dues paid to trade or industry associations pursuant to these disclosure rules. ATK's Government Relations staff is responsible for these activities and disclosures, which are monitored by the Company's General Counsel and are subject to periodic review by ATK's internal auditors.

        Our Board of Directors recommends a vote AGAINST the above stockholder proposal.

FUTURE STOCKHOLDER PROPOSALS

Stockholder Proposals Intended to be Included in Our Proxy Statement; Voting on Proxy Statement Proposals

        If you would like to submit a proposal for us to include in the proxy statement for our 2014 annual meeting, you must comply with Rule 14a-8 under the Securities Exchange Act of 1934. You must also make sure that we receive your proposal at our executive offices (sent c/o Corporate Secretary) by February 14, 2014. Any stockholder proposal included in our proxy statement will also be included on our form of proxy so that stockholders can indicate how they wish to vote their shares on the proposal.

Stockholder Director Nominations

        If you would like to recommend a person for consideration as a nominee for election as a director at our 2014 annual meeting, you must comply with the advance notice provisions of our Bylaws. These provisions require that we receive your nomination at our executive offices (sent c/o Corporate Secretary) no earlier than March 16, 2014, and no later than April 15, 2014. Additional information regarding the consideration of stockholder recommendations for nominees to the Board can be found in this proxy statement under the heading "Corporate Governance—Meetings of the Board and Board Committees—Nominating and Governance Committee."

Other Stockholder Proposals; Discretionary Voting on Other Stockholder Proposals

        If you would like to present a proposal at our 2014 annual meeting without including it in our proxy statement, you must comply with the advance notice provisions of our Bylaws. These provisions require that we receive your proposal at our executive offices (sent c/o Corporate Secretary) no earlier than March 16, 2014, and no later than April 15, 2014. If we receive an eligible proposal that is not included in our proxy statement, the persons named in our proxy for the 2014 annual meeting will have discretionary authority to vote on the proposal using their best judgment, subject to the provisions of Rule 14a-4(c) under the Securities Exchange Act of 1934.

General Information

        If the presiding officer at the 2014 annual meeting of stockholders determines that a stockholder proposal or stockholder director nomination was not submitted in compliance with the advance notice provisions of our Bylaws, the proposal or nomination will be ruled out of order and not acted upon.

        The above information is only a summary of some of the requirements of the advance notice provisions of our Bylaws. If you would like to receive a copy of the provisions of our Bylaws setting forth all of these requirements, you should write to our executive offices, c/o Corporate Secretary.

By Order of the Board of Directors,

Scott D. Chaplin Secretary

June 14, 2013

See the reverse side of this notice to obtain proxy materials and voting instructions. *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on .You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. Meeting Information Meeting Type: For holders as of: Date: Time: Location: 0000181661_1 R1.0.0.51160 ALLIANT TECHSYSTEMS INC. ALLIANT TECHSYSTEMS INC. 1300 WILSON BOULEVARD, SUITE 400 ARLINGTON, VA 22209-2307 Annual Meeting June 03, 2013 July 31, 2013 July 31, 2013 9:00 AM EDT Corporate Headquarters 1300 Wilson Boulevard Suite 400 Arlington, VA 22209-2307

Please Choose One of the Following Voting Methods Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. How To Vote . XXXX XXXX XXXX Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. . XXXX XXXX XXXX . XXXX XXXX XXXX 0000181661_2 R1.0.0.51160 1. NOTICE AND PROXY STATEMENT 2. ANNUAL REPORT TO STOCKHOLDERS Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before July 17, 2013 to facilitate timely delivery.

Voting items 0000181661_3 R1.0.0.51160 The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Roxanne J. Decyk 02 Mark W. DeYoung 03 Martin C. Faga 04 Ronald R. Fogleman 05 April H. Foley 06 Tig H. Krekel 07 Douglas L. Maine 08 Roman Martinez IV The Board of Directors recommends you vote FOR proposals 2 and 3. 2. Advisory Vote to Approve the Compensation of ATK's Named Executive Officers 3. Ratification of Appointment of Independent Registered Public Accounting Firm The Board of Directors recommends you vote AGAINST proposal 4. 4. Stockholder Proposal - Disclosure of Corporate Lobbying Activities NOTE: If you vote your proxy through the internet or by telephone, you do NOT need to mail back your proxy card. If you are located outside the United States, the delivery of your Proxy MUST be by INTERNET or MAIL.

0000181661_4 R1.0.0.51160

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0000181659_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Roxanne J. Decyk 02 Mark W. DeYoung 03 Martin C. Faga 04 Ronald R. Fogleman 05 April H. Foley 06 Tig H. Krekel 07 Douglas L. Maine 08 Roman Martinez IV ALLIANT TECHSYSTEMS INC. 1300 WILSON BOULEVARD, SUITE 400 ARLINGTON, VA 22209-2307 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time one day before the meeting date (two days before the meeting date if you are a 401(k) Plan participant). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by Alliant Techsystems Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time one day before the meeting date (two days before the meeting date if you are a 401(k) Plan participant). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. Advisory Vote to Approve the Compensation of ATK's Named Executive Officers 3. Ratification of Appointment of Independent Registered Public Accounting Firm The Board of Directors recommends you vote AGAINST proposal 4. For Against Abstain 4. Stockholder Proposal - Disclosure of Corporate Lobbying Activities NOTE: If you vote your proxy through the internet or by telephone, you do NOT need to mail back your proxy card. If you are located outside the United States, the delivery of your Proxy MUST be by INTERNET or MAIL. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions)

0000181659_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The NOTICE AND PROXY STATEMENT, ANNUAL REPORT TO STOCKHOLDERS is/are available at www.proxyvote.com . ALLIANT TECHSYSTEMS INC. This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints Mark W. DeYoung, Neal S. Cohen and Scott D. Chaplin as proxies, each with power to act alone and to appoint a substitute, and authorizes each of them to represent and vote as specified on the other side of this proxy, all shares of common stock of Alliant Techsystems Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on Wednesday, July 31, 2013, at the headquarters of the Company at 1300 Wilson Boulevard, Suite 400, Arlington, Virginia, and all adjournments thereof. The shares represented by this proxy will be voted as specified on the other side. If no choice is specified, this proxy will be voted FOR Proposals 1, 2 and 3 and AGAINST Proposal 4. The proxies are authorized, in their discretion, to vote such shares upon any other business that may properly come before the Annual Meeting. The undersigned hereby acknowledges receipt of the Proxy Statement of the Company. Your Internet or telephone vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed and dated on the other side

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0000181660_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Roxanne J. Decyk 02 Mark W. DeYoung 03 Martin C. Faga 04 Ronald R. Fogleman 05 April H. Foley 06 Tig H. Krekel 07 Douglas L. Maine 08 Roman Martinez IV ALLIANT TECHSYSTEMS INC. 1300 WILSON BOULEVARD, SUITE 400 ARLINGTON, VA 22209-2307 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time one day before the meeting date (two days before the meeting date if you are a 401(k) Plan participant). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by Alliant Techsystems Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time one day before the meeting date (two days before the meeting date if you are a 401(k) Plan participant). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. Advisory Vote to Approve the Compensation of ATK's Named Executive Officers 3. Ratification of Appointment of Independent Registered Public Accounting Firm The Board of Directors recommends you vote AGAINST proposal 4. For Against Abstain 4. Stockholder Proposal - Disclosure of Corporate Lobbying Activities NOTE: If you vote your proxy through the internet or by telephone, you do NOT need to mail back your proxy card. If you are located outside the United States, the delivery of your Proxy MUST be by INTERNET or MAIL. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions)

ALLIANT TECHSYSTEMS INC. Annual Meeting Admission Policy: Admission to the Annual Meeting will be by ticket only. You may request an admission ticket by calling 952-351-3072, by emailingalliant.corporation@atk.com or by mailing arequest to ATK at 7840 Flying Cloud Drive, Minnespolis. MN 55344. Attn: Annual Meeting Ticket Request. Setting is limited. You may pick up ur ticket at the registration table prior to the meeting. Please be prepared to show your photo identification. Corporate Headquarters and Annual Meeting Site: 1300 Wilson Boulevard, Suite 400 Arillignton, VA 2209-2307 (telephone: 703-412-5690: Website: www.atk.com) Stockholder Inquires: If you are a stockholder of record, send queries connectimg transfer of shares, lost certificates or address changes to the Company’s Transfer Agent/Registar , Computer share, P.O Box 43006 , Providence, RI 02940-3006; send overnight Correspondence to Computer share ,250 Royallst., Canton, MA 02121 (telephone tollfree: 1-866-865-6322; website: www.computershare.com/investor) Investor Relations: Inquires from stockholders, securities analyst and others in the professional investment community should be dircted to Tom Sexton, Vice President and Treasurer, Alliant Techsystems Inc,. 7480 Flying Cloud Drive , Minneapolis, MN 55344-3720 (telephone: 952-351-5597; e-mail:thomas.sexton@atk.com) 0000181660_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The NOTICE AND PROXY STATEMENT, ANNUAL REPORT TO STOCKHOLDERS is/are available at www.proxyvote.com . ALLIANT TECHSYSTEMS INC. This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby directs Fidelity Management Trust Company, the Trustee of the Alliant Techsystems Inc. 401(k) Plan, to vote all shares of common stock held in the plan, which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on Wednesday, July 31, 2013, at the headquarters of the Company at 1300 Wilson Boulevard, Suite 400, Arlington, Virginia, and all adjournments thereof. These instructions will be followed as directed on the other side. Shares held in the plan for which no voting instructions are received by the trustee, as well as shares not allocated to any participants, will be voted in the same proportion as votes actually cast by participants in the plan. The undersigned hereby acknowledges receipt of the Proxy Statement of the Company. Your Internet or telephone vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed and dated on the other side